Table of Contents

As filed with the Securities and Exchange Commission December __, 2018

Registration No. 333-224932

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SKYLAB USA, INC.

(Exact name of Registrant as specified in its charter)

FL	7371	46-5560986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10120 South Eastern Avenue, Suite 200 Henderson, Nevada, 89052
(address of principal executive offices)

Registrant's telephone number, including area code: 253.332.7362

Dean Grey 5600 Avenida Encinas Carlsbad, CA 92008
(Name and address of agent for service of process)

COPIES OF COMMUNICATIONS TO:

W. Scott Lawler, Esq.

Booth Udall Fuller, PLC

1255 W. Rio Salado Parkway, Suite 215

Tempe, Arizona 85281

480.830.2700

WSL@BoothUdall.com

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging Growth ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTERED FEE
Common Stock, par value $0.001	25,000,000	$0.80	$20,000,000	$373.50 (3)

(1)	This registration statement covers the sale by us of up to an aggregate of 25,000,000 shares of our common stock. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (o) under the Securities Act.

(3)	Previously paid.

Skylab USA Inc.’s Chief Executive Officer, Mr. Dean Grey, as of the date of this filing, is the largest shareholder of Skylab USA and owns 37.2% of its total issued and outstanding shares. If Skylab USA is able to sell all of the 25,000,000 shares offered by it pursuant to this Registration Statement, Mr. Grey’s total ownership of Skylab USA will be reduced to 19.8%.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Dated December      , 2018

PROSPECTUS

SKYLAB USA, INC.

25,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

This prospectus relates to our offering of 25,000,000 new shares of our common stock at a fixed offering price of $0.80 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. We have not made any arrangements to place funds raised in this offering in an escrow, trust or similar account. Any investor who purchases shares in this offering will have no assurance that other purchasers will invest in this offering. Accordingly, if we file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares with no commission or other remuneration payable to them for any shares they may sell.

There is no established public market for our common stock, and the offering price has been arbitrarily determined. Our common stock is not currently listed or quoted on any quotation service. Although we intend to apply for quotation on the OTCBB or OTCQB through a market maker, there can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

This offering will be open until the earlier of: (i) the maximum amount of shares have been sold; or (ii) twelve (12) months from the date of effectiveness of this registration statement of which this prospectus forms a part.

	Offering Price	Underwriting Discounts and Commissions (1)	Proceeds to Company Assuming 100% Subscribed	Proceeds to Company Assuming 75% Subscribed	Proceeds to Company Assuming 50% Subscribed	Proceeds to Company Assuming 25% Subscribed
Per Share	$0.80	0	$0.80	$0.80	$0.80	$0.80
Gross/Net Proceeds(2)	$20,000,000	0	$20,000,000	$15,000,000	$10,000,000	$5,000,000

(1)	There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

(2)	The Company has already paid all expenses associated with this offering and there will be no deduction from the Gross Proceeds. Therefore, the Gross Proceeds received will be the same at the Net Proceeds.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 24.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: December     , 2018

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read this entire prospectus carefully, especially “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision.

Going Concern

Our total current assets at September 30, 2018, were $91,041. This amount does not provide adequate working capital for us to successfully operate our business and to service our debt. Expenses incurred to the date of this prospectus are being recorded our books as they occur. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining additional loans from Mr. Grey and from equity funding, via proceeds raised from the offering set forth in this prospectus. However, there can be no assurances the management’s plans will be successful.

We were incorporated under the name of Pandora Venture Capital Corporation (“Pandora”) on May 9, 2014. Pandora was subsidiary of WRIT Media Group, a publicly traded company trading under the symbol WRIT. Pandora Venture Capital Corporation, a Florida Corporation, changed its name to Skylab USA, Inc. (the “Company”) on July 28, 2017. The Company acquired Skylab Apps Inc. (“SAI” or “Skylab”), via a Share Exchange Agreement dated April 26, 2017. The terms of the Share Exchange Agreement stipulated that the shareholders of SAI would sell all of their outstanding common shares, equal to 31,708,829 shares, to Pandora in exchange for 95% of the common shares of Pandora and 100% of the preferred shares of Pandora. The acquisition of SAI was completed on or about March 29, 2018. SAI is incorporated in the State of Delaware on September 14, 2015 and is registered in the State of California as a foreign stock company.

SAI was created for the purpose of developing a SASS white label platform for influencer and brands to train, track, reward and monetize their communities. The SASS model provides the platform licensing. The platform is driven by the Company’s proprietary Gamification Engine, which allows the client to customize the platform to fit the needs of its target community. The Gamification Engine/IP/technology is verbally licensed to Skylab by Skynet Group, Inc., a Nevada corporation, which is a related party to Skylab due to the fact that Mr. Dean Grey is a member of the Board of Directors of each entity and Mr. Grey and Ms. Lorrie Edelblute are officers of each entity. On January 15, 2018, the Company transferred ownership rights of the intellectual property behind the software platform to WDG Management Group, Inc. d/b/a Skynet (“Skynet”). Skynet is owned by the shareholders of record of Skylab Apps on the date of the transfer. In addition, Mr. Dean Grey has voting control and is the CEO and Board Member of both entities. The Company currently has a verbal agreement with Skynet to continue to have access to use the intellectual property that was transferred in perpetuity. The agreement is that the Company will have the right to use the asset in the United Stated with no royalty or set up fee in exchange for the requirement to maintain and update the software for Skynet on an as needed basis. The Company evaluated Skynet and concluded that it is required to be consolidated as a variable interest entity and as such has been consolidated from the point of the transaction. The Company and Skynet are under common control and as such carry over basis was applied when the software platform was transferred to Skynet. The Company holds no ownership interest in Skynet which is reflected in the non-controlling interest portion of the financial statements.

Through the platform’s Content Management System (CMS), the client can modify many features of the platform without the need to work with outside platform developers.

Social media engagement measures the public shares, likes and comments for an online business’ social media efforts. The public’s engagement, or interaction with the social media platform, has historically been a common metric for evaluating social media performance.

Skylab is focused on the trend that platforms are becoming the new websites for the world. Companies such as Wordpress, Squarespace and Wixs have made building websites easy. Skylab makes building social platforms easy.

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Our focus is to provide a highly engaging, differentiated experience where the combination of challenge and progress drives our product. Our social media engagement platform allows clients to customize and mold the platform to fit the needs of their target market or community. Our product allows the client to reach out to a target community and enhance the users experience by allowing the user to track use. This, in turn, trains the behavior of continued use of the platform and rewards the user with targeted information that is specific to the community.

Interactive social media platforms are large and growing quickly, driven by key technology and consumer trends. This demand creates the potential for leading applications to emerge from the category. The proliferation of mobile devices is dramatically expanding the social media audience and our platform is the leading competitor for targeted communities to connect, track, and be rewarded without the unwanted advertising and content that doesn’t fit within the community goals. We believe that we provide a unique service that has features not offered by the larger social media groups, such as social gamification, community building and app building. Each website is unique to the clients.

As of September 30, 2018, we had $91,041 in current assets and current liabilities in the amount of $1,874,078. Accordingly, we had a working capital deficit of $1,783,037. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. As such, our monthly burn rate for the next twelve months is estimated at $130,000. We will need to sell a minimum of eight-percent (8%) of the shares offered in this prospectus for net proceeds of $1,560,000 in order to meet our financial obligations. Our ability to remain in business with less than $1,560,000 from this offering is questionable.

We are offering for sale to investors a maximum of 25,000,000 shares of our common stock at an offering price of $0.80 per share. Our business plan is to use the proceeds of this offering for continued IT development, market expansion, and operating expenses. However, our management has retained discretion to use the proceeds of the offering for other uses. There is no minimum investment amount for a single investor. We are offering the shares on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The maximum offering amount is 25,000,000 shares for gross proceeds of $20,000,000.

Our address is 10120 South Eastern Avenue, Suite 200, Henderson, Nevada, 89052. Our phone number is 253.332.7362. Our fiscal year end is December 31.

Industry Background and Our Opportunity

This industry develops and publishes Apps for smart phones, mobile devices and desktop computers. Apps are typically sold in a special "Platform Store" that can be accessed through the device. Platforms are created to make the users experience seamless on all devices. Our opportunity is to capture target communities and create a platform that allows each user to have a customized experience when using the Platform. We believe our clients are limitless and include every company looking to build a specialized community tailored to their industry. However, it doesn’t stop there. A target community can also include clubs, fitness, sports, hobbies, schools, and any organization that is looking to create a positive experience for its users.

MAJOR PRODUCTS

Lifestyle and social networking apps

Smartphone platform users spend the most time on social networking and messaging apps. The category includes popular apps such as Facebook, Twitter, Pinterest, WhatsApp and Viber. Over the past five years, this category has grown significantly and is expected to account for 34.4% of all time spent using smartphone apps. Social networking and messaging apps are popular because they allow for increased connectivity with friends and family. These apps also allow people to connect with friends and family that live far away, such as in other countries. Historically, connecting with people in other countries has been difficult due to the high cost of phone calls and possible additional costs for text messages. Since many social networking and messaging apps are free for consumers to download and use, the cost of connecting with people is significantly reduced. Social networking and messaging apps often generate revenue through advertisement, in-platform purchases and games.

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Entertainment

Entertainment apps include television and film apps such as Netflix, YouTube and ringtones and wallpaper downloads. Additionally, this segment also includes music and video apps such as Pandora, Spotify, and other video creation applications. Entertainment apps have become more popular over the past five years, as consumers increasingly access the internet through mobile devices. Therefore, more television, film and other media are now consumed on the go. Despite increasing consumption of television, film and other media via smartphones, this segment faces heavy competition from online piracy. Rather than paying for a mobile application to watch videos or listen to music, consumers can download the content directly to their phones or stream the content from websites that do not require consumers to purchase a subscription to view videos. Despite these challenges, the entertainment apps segment is expected to account for 18.9% of all time users spend on smartphone applications.

Other

Other apps include those for shopping, news (2.2%), weather, health and fitness, travel and navigation, personal finance, business, security and sports. Over the period, time spent on retail applications has been increasing as more consumers use their smartphones to order goods such as food. Although shopping apps have increased as a percentage of time, other applications in this category have decreased as other segments have grown at a more rapid pace. Tools and productivity apps are generally organizational and administrative. This includes email, cloud storage, calendars, translators and notation tools. Many tools and productivity apps are provided as part of the smartphone operating system.

Games

Games account for 16.7% of time spent on mobile apps. Over the past five years, smartphone games have become increasingly popular, as they provide a convenient, casual and low-cost alternative to video game systems. Furthermore, rising smartphone penetration across the United States has allowed developers to market games to different demographics. This includes older generations and women, who typically represent a smaller proportion of the market for video games. According to research from Flurry, a mobile analytics company, games such as solitaire and social turn-based, brain and quiz games are most popular with women above the age of 20 while strategy, shooter, racing, poker and action role-playing games are most popular with men above the age of 20. Over the five years to 2016, games have declined a share of all time spent on smartphone apps due to fast growth in other categories. In addition to accounting for a significant portion of time, games also generate a large portion of revenue; however, the way consumers spend money on games has changed. Developers have created more freemium apps, in which consumers are provided basic functions for free but must pay to access advanced features or virtual goods. This allows developers to entice consumers before requesting they pay for additional features. Freemium games are expected to continue to grow over the next five years, as developers focus on encouraging consumers to download games and get a sample before requesting payments.

MAJOR MARKETS

Consumers aged 30 to 49

Consumers aged 30 to 49 are estimated to represent 32.4% of industry revenue. This segment has been growing over the past five years as consumers in this age category have become technologically aware and smartphone penetration has increased rapidly. More games, tools and productivity apps are being developed to cater to this market, as they typically have significantly higher incomes than consumers in the 18 to 29 age bracket. Additionally, consumers in this age bracket are most likely to make purchases for children. Over the past five years, this segment has expanded as a proportion of revenue and is expected to continue doing so over the next five years.

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Consumers aged 18 to 29

Consumers aged 18 to 29 are estimated to account for 42.4% of industry revenue. These consumers exhibit the highest level of smartphone penetration and have become increasingly reliant on using apps as part of everyday life over the past five years.

Consumers in this age range also use social networking sites like Facebook the most, which is the industry's largest product offering. Over the past five years, consumers aged 18 to 29 have remained the largest segment; however, the segment has shrunk as a proportion of revenue as smartphones have been increasingly adopted by older consumers. Consumers aged 18 to 29 are expected to remain the single largest portion of revenue over the next five years; however, the development of more apps aimed at older demographics will slowly eat into its share of industry revenue.

Consumers aged 50 and older

Consumers aged 50 and over account for the smallest proportion of revenue, with an estimated 25.2% of industry revenue. Consumers in this age bracket are the least likely to own a smartphone and download paid apps. They are also least likely to use social networking sites, the industry's largest product offering. Despite historically low usage, over the past five years this category has grown as a percentage of revenue as consumers aged 50 and over become increasingly comfortable with technology and increase their use of social networking

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The Offering

Securities Being Offered	Up to 25,000,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.80 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply to FINRA for quotation on the OTC Bulletin Board and OTCQB, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. There is no guarantee, however, that our common stock will ever be quoted on the OTC Bulletin Board or OTCQB.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	25,000,000

Securities Issued and to be Issued	28,559,683 shares of our common stock are issued and outstanding as of September 30, 2018. Our CEO and sole director, Dean Grey owns an aggregate of 37.2% of the outstanding shares of our Company and therefore has substantial control. Upon the completion of this offering, Mr. Grey will own an aggregate of approximately 19.8% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After the Offering If All the Shares Are Sold	53,559,683

Use of Proceeds	If we are successful at selling all the shares we are offering, our net proceeds from this offering will be approximately $20,000,000. We intend to use these proceeds to meet operational needs and invest in addition to technology and marketing.

Offering Period	This offering will be open until the earlier of: (i) the maximum number of shares have been sold; (ii) twelve (12) months from the date of effectiveness of this registration statement of which this prospectus forms a part.

Summary Financial Information

Balance Sheet Data	As of September 30, 2018 (unaudited)	As of December 31, 2017 (audited)	As of December 31, 2016 (audited)
Cash	$80,087	$33,064	$134,930
Total Current Assets	$91,041	$44,764	$209,894
Total Liabilities	$1,874,078	$1,514,487	$1,251,844
Total Stockholders’ Equity (Deficit)	$(1,515,924)	$(1,074,468)	$(496,355)

Statement of Operations	For the Year ended December 31, 2017 (audited)	For the Year ended December 31, 2016 (audited)
Revenue	$562,368	$733,200
Net Profit (Loss) for Reporting Period	$(1,617,247)	$(22,667)

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Statement of Operations	For the nine months ended September 30, 2018 (unaudited)	For the nine months ended September 30, 2017 (unaudited)
Revenue	$390,604	$369,040
Net Profit (Loss) for Reporting Period	$(11,544,396)	$(816,518)

Risk Factors

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks Associated with Our Financial Condition

The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern.

Our auditors have indicated in their report on the Company’s financial statements for the fiscal year ended December 31, 2017, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives.

Our total current assets at September 30, 2018 were $91,041. This amount does not provide adequate working capital for us to successfully operate our business and to service our debt. Expenses incurred to the date of this prospectus are being recorded our books as they occur. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining additional loans from Mr. Grey and from equity funding, via proceeds raised from the offering set forth in this prospectus. However, there can be no assurances that management’s plans will be successful.

Because of our history of net losses, there is an increased risk associated with an investment in our Company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Revenues generated were $562,368 for the year ended December 31, 2017 and $733,200 for the year ended December 31, 2016. Operating expenses were $2,035,432 and $731,762 for the years ended December 31, 2017 and 2016, respectively. We have incurred a net loss of $1,617,247 and $22,667 for the years ended December 31, 2017 and 2016, respectively.

Revenues generated were $390,604 for the nine-month period ended September 30, 2018 and $369,040 for the same period from the prior year. Operating expenses were $11,840,642 for the nine-month period ended September 30, 2018 and $1,120,542 for the same period from the prior year. We have incurred a net loss of $11,544,396 for the nine-month period ended September 30, 2018 and $816,518 for the same period from the prior year.

We have not attained sustained profitable operations since inception and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of September 30, 2018, we had cash in the amount of $80,087. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

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Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis with no minimum and without benefit of a private placement agent. We can provide no assurance that this offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

In order to fund our operations for the next twelve months, we believe that we need approximately $1,560,000 in gross proceeds from this offering. We believe that $1,560,000 in gross proceeds will be sufficient to continue our current operations and business activities for the next twelve months. We believe that $5,000,000 from this offering would allow us to expand our business through additional technology, marketing and meeting our ongoing operational expenses. Our currently available funds combined with revenues will not fund our activities for the next twelve months. As of September 30, 2018, our current cash on hand is approximately $80,087. Our current monthly burn rate is approximately $130,000 per month. Based on our current burn rate, we will run out of funds during the next twelve month without additional capital and assuming revenues based on past performance during that period. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

Given that there is no minimum offering amount and we need to raise $1,560,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if we are unable to raise enough proceeds from this offering to continue operations. If we are not able to raise more than $1,560,000, we will be limited in our ability to grow our business in technologies and reach additional clients. This will limit our ability to generate significant revenues and cause a delay becoming profitable. Moreover, the less money we are able to raise in this offering, the more the risk that you will lose your entire investment.

Our operation results may fluctuate from quarter to quarter, and therefore will be difficult to predict.

Our operating results fluctuate and will continue to fluctuate in the future. As a result, our past quarterly operating results are not necessarily indicators of future performance. Our quarterly operating results can, and will be, influenced by numerous factors. Many of these factors are unable to predict, and some are outside of our control, including:

•	our ability to grow our user base and user engagement;
•	our ability to attract and retain these users;
•	the occurrence of unplanned significant events, such as natural disasters;
•	the pricing of our products and services;
•	the development and introduction of new products or services or changes in features of existing products or services;
•	the impact of our competitors or competitive products and services they produce;
•	our ability to maintain or increase revenue;
•	our ability to maintain or improve gross margins and operating margins;
•	increases in research and development, marketing and sales and other operating expenses that we may incur to grow and expand our operations and to remain competitive;
•	stock-based compensation expenses;
•	expenses relating to the acquisition of businesses, talent, technologies or intellectual property, including potentially significant amortization costs;
•	system failures resulting in the inability for our users to access our products and services;
•	breaches of security or privacy, and the costs associated with correcting such breaches;
•	adverse litigation judgments, settlements or other litigation-related costs, and the fees associated with investigating and defending claims;
•	changes in the legislative or regulatory environment, including with respect to security, privacy or enforcement by government regulators, including fines, orders or consent decrees;
•	fluctuations in currency exchange rates and changes in the proportion of our revenue and expenses denominated in foreign currencies; and
•	changes in global business conditions.

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We have a limited operating history and given the rapidly evolving markets in which we compete, our historical operating results may not be useful to you in predicting our future operating results. If our revenue growth rate slows in the future it will cause our operating results to fluctuate.

Risks Associated with Our Business Model

Because we may be unable fund the business, we could face significantly harm to our business plans, prospects, results of operations and financial condition.

Commercializing our platform depends on a number of factors, including but not limited to:

•	development of an adequate sales force and sales channels to market our product;
•	demonstration of efficiencies that will make our product attractively priced;
•	further product development; and
•	overall demand for application intelligence solutions.

We cannot assure investors that the strategies we intend to employ will enable us to support the development and distribution of our interactive platform. If we are unable to implement the necessary steps of our business plan, our prospects, results of operations and financial condition will suffer.

We will rely in part upon a sales team to distribute and sell our products, and we may be adversely affected if those parties do not actively promote our products or pursue customers who would have a potential demand for our products.

We estimate that a significant portion of our revenue will come from sales to partners including reps, distributors and resellers. These relationships may be subject to termination at any time.

We intend to continue to seek strategic relationships to distribute and sell our interactive software. We, however, may not be able to negotiate acceptable relationships in the future and cannot predict whether current or future relationships will be successful.

Our CEO, Mr. Grey, only devotes efforts to Company matters on a part-time basis and the loss of Mr. Grey’s services, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend on the continued services and performance of our Mr. Grey, our CEO. The loss of Mr. Grey could disrupt our current product offering, and delay new product or service development, which would have an adverse effect on our business.  In addition, since our CEO is not required to devote his full-time efforts to our affairs and he currently spends up to ten (10) hours per month on consulting activities outside of Skylab, it may have a negative impact on our business and planned operations.  Further, we cannot prevent Mr. Grey from terminating his provision of services to us at any time.

As we grow, we cannot guarantee we will be able to attract the personnel we need to maintain our competitive position. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

If the markets for interactive social media platforms do not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve continued revenues from sales of websites and apps based on our platform and services. We cannot accurately predict, however, future growth rates or the size of the market for our industry in the United States and other markets we engage in. Demand for our applications may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our interactive platform in the market depends on a number of factors, such as:

•	the cost, performance and appearance of our products and products offered by our competitors;
•	public perceptions regarding our products and the effectiveness and value of our products;
•	customer satisfaction with our products; and
•	marketing efforts and publicity regarding the needs for our product and the public demand for our product

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Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will continue to modify and improve the function of our apps. However, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products and will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete in the Smartphone Platform Developer industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

•	Lower than projected revenues;
•	Price reductions and lower profit margins; and
•	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Our apps may contain bugs and experience security breaches, which could adversely affect our reputation and cause us to incur significant costs.

Bugs and security breaches may be found in our products. Any such defects could cause us to incur significant repair costs and divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a research and repair program, which could cause us to incur significant expenses and could harm our reputation and that of our apps. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

Over the past five years, revenue volatility in the Smartphone Platform Developers industry has been very high. This is due to rapidly evolving technology and competition. Marketing and sales is the driving force behind branding applications and is dominated by the larger companies such as Facebook and Twitter. We must implement and execute solid sales and marketing staff to maintain revenue share in the marketplace.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

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If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we, or our industry, might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we fail to grow our user base, or if user engagement on our platform decline, our revenue, business and operating results may be harmed.

Our financial performance will continue to be determined by our success in growing the number of users and increasing their overall level of engagement on our platform. If people do not perceive our products and services to be useful, engaging and reliable, we will not be able to attract new users or increase the frequency engagement with our platform. There is no guarantee that we will not experience an erosion of our user base or engagement levels. A number of factors could potentially negatively affect user growth and engagement, including if:

•	users switch other products or services as an alternative to ours;
•	influential users, such as certain age demographics find that an alternative product or service is better suited for their needs;
•	we are unable to convince potential new users of the value and usefulness of our products and services;
•	there is a decrease in the perceived quality of the content generated by our users;
•	we fail to introduce new and improved products or services or if we introduce new products or services that are not favorably received;
•	Technical issues prevent us from delivering our products or services in a competent manner or otherwise affect the user experience;

If we are unable to increase our user growth or engagement, or if they decline, this could result in our products and services being less attractive to potential new users which would have a material and adverse impact on our business, financial condition and operating results.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the technical nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

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We will incur increased costs and our management will face increased demands as a result of operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We estimate that we will incur no less than $50,000 in these expenses on an annual basis to exist as a public company. Those expenses will be higher if our business volume and activity increases. Those obligations could diminish our ability to fund our operations and may prevent us from meeting our normal business obligations.

In addition, our administrative staff will be required to perform additional tasks. For example, in anticipation of becoming a public company, we will need to adopt additional internal controls and disclosure controls and procedures and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under applicable securities laws.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, the Dodd-Frank Act and related regulations implemented by the Securities and Exchange Commission are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. We are currently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as regulatory and governing bodies provide new guidance. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and attract and retain qualified executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management's attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Because we have two persons as our executive officers (one of which is the sole member of our Board of Directors) that occupy all corporate positions, our internal controls may be inadequate and we may face negative consequences related to having them set their own salaries and making all of the decisions affecting our company.

Because we have only two officers, Dean Grey and Lorrie Edelblute, they might not be adequately able to administer our internal controls over disclosure or financial reporting. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Since we have only two (2) officers and one (1) director, the controls can easily be circumvented, which could result in adverse consequences to us.

In addition, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including setting their own salary and perquisites, using corporate assets and funds to the designs he feels best, and also the power to prevent or cause a change in control. As a result, our two (2) officers and one (1) director could establish a high salary in the future, which will drain our capital and prevent us from operating. You will not be able to control the decisions he makes and you may find them in conflict with your personal designs for this business.

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Risks Related to Legal Uncertainty

Our inability to protect our brand name and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain branding and other proprietary-right protection in the United States and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

If we are the subject of future state and federal level regulation imposed on companies that distribute apps, our business will likely be financially impacted.

In the course of our planned operations, we may become subject to state and federal regulation. Because of the sensitive nature of information consumers make available to apps and platform marketplaces, security and privacy issues related to third-party platform developers have become a central concern, spurring new regulation. As a result, policies that eliminate developers' access to private information have the potential to negatively affect industry revenue growth moving forward.

Our commercial success depends significantly on our ability to develop and commercialize our platform without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our apps. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

RISKS RELATED TO AN EMERGING GROWTH COMPANY

We will face new challenges, increased costs and administrative responsibilities as a public company, particularly after we are no longer an “emerging growth company.”

Upon the effectiveness of this registration statement, we intend to file a Form 8-A registration statement, making us a fully reporting company and subject of the reporting requirements under Section 14 of the U.S. Securities Exchange Act of 1934. As a fully reporting company, we will need to comply with certain laws, regulations and requirements, including certain provisions of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, certain regulations of the Securities and Exchange Commission, or SEC, and certain of the OTCQB listing rules applicable to public companies, should we obtain a listing of our common stock on the OTCQB. Complying with these statutes, regulations and requirements will occupy a significant amount of the time of our board of directors and management and will significantly increase our costs and expenses.

We will need to:

institute a more comprehensive compliance framework;

update, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of Sarbanes-Oxley and the related rules and regulations of the SEC;

prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

revise our existing internal policies, such as those relating to disclosure controls and procedures and insider trading;

comply with SEC rules and guidelines including a requirement to provide our consolidated financial statements in interactive data format using eXtensible Business Reporting Language;

involve and retain to a greater degree outside counsel and independent accountants in the above activities; and

enhance our investor relations function.

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We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and for as long as we are an emerging growth company, we are permitted to, and intend to, take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will remain an emerging growth company for up to five years, although we would cease to be an emerging growth company as of December 31 of a particular year (i) if we had gross revenue of $1.07 billion or more in such year, (ii) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of September 30 in such year, (iii) if at any point in such year, we would have issued more than $1 billion of non-convertible debt during the three-year period prior thereto or (iv) on the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws. For so long as we remain an emerging growth company, we will not be required to:

have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of Sarbanes-Oxley;

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

submit certain executive compensation matters to shareholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

include detailed compensation discussion and analysis in our filings under the Securities Exchange Act of 1934, as amended, or Exchange Act, and instead may provide a reduced level of disclosure concerning executive compensation; and

comply with new or revised financial accounting standards until such time as such standards are applicable to private companies.

Although we intend to rely on the exemptions provided in the JOBS Act, the exact implications of the JOBS Act for us are still subject to interpretations and guidance by the SEC and other regulatory agencies. In addition, as our business grows, we may no longer satisfy the conditions of an emerging growth company. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot assure you that we will be able to take advantage of all of the benefits from the JOBS Act. In addition, we also expect that being a public company subject to these rules and regulations will make it more expensive for us to acquire and maintain adequate director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our board of directors.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and share price.

As a publicly traded company, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404(a) of Sarbanes-Oxley, which will require, beginning with the filing of our second annual report with the SEC, annual management assessments of the effectiveness of our internal control over financial reporting. However, as an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company. During the course of our testing, we may identify material weaknesses that we may not be able to remediate in time to meet our deadline for compliance with Section 404.

Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. We also expect the regulations to increase our legal and financial compliance costs, make it more difficult to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee, and make some activities more difficult, time-consuming and costly. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 and, when applicable to us, our independent registered public accounting firm may not be able or willing to issue an unqualified report on the effectiveness of our internal control over financial reporting. If we conclude that our internal control over financial reporting is not effective, it could have a material adverse effect on our financial condition, results of operations and market for our common stock, and could subject us to regulatory scrutiny.

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Risks Related to This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board and OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board, OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	innovations or new products and services by us or our competitors;
•	government regulation of our products and services;
•	the establishment of partnerships with other companies;
•	intellectual property disputes;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

You should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

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Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

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Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the OTC Bulletin Board or OTCQB, we will be required to remain current in our filings with the SEC and meet other obligations, the failure of which could risk us to removal from the quotation service.

There is no guarantee that our common stock will ever be quoted on the OTC Bulletin Board or OTCQB. However, in the event that our shares are quoted on the OTC Bulletin Board or OTCQB, we will be required to remain current in our filings with the SEC and, for eligibility on the OTCQB, we must maintain a stock price above $0.01 per share and pay annual dues. In the event that we become delinquent in these requirements, we may be relegated to an inferior quotation service or quotation of our common stock could be terminated. If our shares are not eligible for quotation on the OTC Bulletin Board or OTCQB, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.80 per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

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Use of Proceeds

The net proceeds to us from the sale of up to 25,000,000 shares of common stock offered at a public offering price of $0.80 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$20,000,000	100%
Commissions	$0	0%
Offering Expenses	$0	0%
Net Proceeds	$20,000,000	100%
USE OF NET PROCEEDS	–
IT Development	$6,666,666	33.33%
Market Expansion	$6,666,666	33.33%
Operations	$6,666,666	33.33%
TOTAL APPLICATION OF NET PROCEEDS	$20,000,000	100.0%

Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid. However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

IT Development: We intend to use approximately $6,666,666, or one-third (1/3) of the net proceeds of this offering to further develop influencer software and add new features. In addition, we will increase the stability, speed, security and scalability of our software.

Market Expansion: We intend to use approximately $6,666,666, or one-third (1/3) of the net proceeds of this offering to launch the influencer software and open a minimum of 3 new international markets. This will require the expansion of our sale and marketing team. We will hire additional sales personnel and increase the number of our marketing team.

Operations: We intend to use approximately $6,666,666, or one-third (1/3) of the net proceeds of this offering to compensate C-Level staff who will act as the support system to our sales and marketing team in addition to performing administrative functions. A portion of the proceeds will also be used to meet our monthly operating expenses, as well as legal/accounting fees and expenses related to protecting our proprietary products.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$15,000,000	100%	$10,000,000	100%	$5,000,000	100%
Commission	$0	0%	$0	0%	$0	0%
Offering Expenses	$0	0%	$0	0%	$0	0%
Net Proceeds	$15,000,000	100%	$10,000,000	100%	$5,000,000	100%
USE OF NET PROCEEDS
IT Development	$5,000,000	33.33%	$3,333,333	33.33%	$1,666,666	33.33%
Market Expansion	$5,000,000	33.33%	$3,333,333	33.33%	$1,666,666	33.33%
Operations	$5,000,000	33.33%	$3,333,333	33.33%	$1,666,666	33.33%
TOTAL APPLICATION OF NET PROCEEDS	$15,000,000	100.0%	$10,000,000	100.0%	$5,000,000	100.0%

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Determination of Offering Price

The $0.80 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Our net tangible book value as of September 30, 2018 was a negative $1,739,560 or ($0.06) per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of share of our common stock outstanding as of September 30, 2018. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of shares of common stock in this offering at an assumed public offering price of $0.80 per share of common stock our adjusted net tangible book value as of September 30, 2018, would have been approximately $18,260,440 or $0.34 per share. This represents an immediate increase in net tangible book value of $0.40 per share to existing stockholders and immediate dilution of $0.46 per share to investors purchasing our securities in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share of common stock	$0.80
Net tangible book value per share as of September 30, 2018	$(0.06)
Increase in net tangible book value per share attributable to this offering	$0.40
As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offer	$0.34
Dilution per share to new investors purchasing our common stock in this offering.	$0.46

A $0.10 increase or decrease in the assumed public offering price of $0.80 per share of common stock would increase or decrease our adjusted net tangible book value per share after this offering by approximately $2,500,000 and decrease or increase dilution per share to new investors by approximately $0.05.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2018, the number of shares purchased or to be purchased from us, the total consideration paid or to be paid to us, and the average price per share paid or to be paid to us by the Company’s officers, directors, promoters and affiliated persons, and investors participating in this offering at an assumed initial public offering price of $0.80 per share, before deducting estimated offering expenses payable by us. As the table below shows, investors participating in this offering will pay an average price per share substantially higher than our existing stockholders paid.

	SHARES PURCHASED		TOTAL CONSIDERATION		AVERAGE PRICE PER SHARE
	NUMBER	PERCENT	AMOUNT	PERCENT
Existing officers, directors, promoters and affiliated persons before this offering	14,316,188	36.4%	$80,422	0.4%	$0.01
Investors participating in this offering	25,000,000	63.6	20,000,000	99.6	0.80

Total	39,316,188	100.0%	$20,080,422	100.0%

The information above is based on 28,559,683 shares of our common stock outstanding as of September 30, 2018.

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Plan of Distribution, Terms of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board and the OTCQB. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The OTCQB is maintained by OTC Market Group, Inc. The securities traded on the Bulletin Board or the OTCQB are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board or the OTCQB, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our CEO

We are offering up to a total of 25,000,000 shares of common stock. The offering price is $0.80 per share. The offering will be for twelve (12) months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 25,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal number of shares; in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

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If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our CEO, Mr. Dean Grey. Mr. Grey will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Mr. Grey satisfies the requirements of Rule 3(a) 4-1 in that:

1.	He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his
2.	He is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	He is not, at the time of their participation, an associated person of a broker- dealer; and
4.	He meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our CEO will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission, and continue for a period of twelve (12) months unless closed sooner by a sale of all of the shares offered. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 25,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. There is no minimum investment amount. All checks for subscriptions must be made payable to "Skylab USA, Inc.” Further instructions are found in the Subscription Agreement attached as an Exhibit to this registration statement and must be followed in subscribing for shares offered hereunder.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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Description of Securities

Our authorized capital stock consists of 950,000,000 shares of common stock, with a par value of $0.0001 per share, and 750,000,000 shares of Preferred Series Class P1 shares of stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Series Class A shares of stock, par value $0.0001. As of September 30, 2018, there were 28,559,683 shares of our common stock issued and outstanding. Our shares are currently held by 269 stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and number of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to shares of our preferred stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.        The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.        The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.       Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.       Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

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5.       Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.       Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.       The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.       Any other relative rights, preferences and limitations of that series;

We currently have one (1) series of Preferred Stock - Series A Non-Convertible Preferred Stock (the “Series A”).

Holders of shares of the Series A have the right to cast ten (10) votes for each share of Series A held at every shareholders’ meeting or action taken other than at a meeting of shareholders. The shares of Series A can also be converted into shares of Common Stock at the ratio of 10 shares of Common Stock for every one (1) share of Series A.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Florida Anti-Takeover Laws

Florida General Corporation Act, Sections 607.0901 and 607.0902, provides state regulation over the acquisition of a controlling interest in certain Florida corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Florida company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.

Florida Affiliate Transactions, Section 607.0901 of the FBCA contains an affiliated transactions statute which provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation’s outstanding voting shares (an “affiliated shareholder”) must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the affiliated shareholder. The transactions covered by the statute include, with certain exceptions, (i) mergers and consolidations to which the corporation and the affiliated shareholder are parties; (ii) sales or other dispositions of substantial amounts of the corporation’s assets to the affiliated shareholder; (iii) issuances by the corporation of substantial amounts of its securities to the affiliated shareholder; (iv) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the affiliated shareholder; (v) any reclassification of the corporation’s securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the affiliated shareholder; and (vi) the receipt by the affiliated shareholder of certain loans or other financial assistance from the corporation. These special shareholder approval requirements do not apply in any of the following circumstances: (a) if the transaction was approved by a majority of the corporation’s disinterested directors; (b) if the corporation did not have more than 300 shareholders of record at any time during the preceding three years; (c) if the affiliated shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for the past five years; (d) if the affiliated shareholder is the beneficial owner of at least 90% of the corporation’s outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors; or (e) if the consideration received by each shareholder in connection with the transaction satisfies the “fair price” provisions of the statute.

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Control-share Acquisitions, Section 607.0902 of the FBCA contains a control-share acquisition statute which limits the voting rights of “control shares” acquired in a “control-share acquisition,” which is intended to deter hostile takeovers of publicly held Florida corporations. Under this section, control shares acquired in a control share acquisition have voting rights only if, and to the extent, granted in a resolution of the shareholders of the corporation approved by (i) the majority of all the votes entitled to be cast by each class or series entitled to vote on the proposed control-share acquisition and (ii) a majority of all shares of each class or series entitled to vote separately on the proposal, excluding any shares that are owned by the acquiring person or persons, each officer of the corporation and each employee of the corporation who is also a director of the corporation. For the purposes of the FBCA, “control shares” means shares of a corporation which provide for at least 20% of the voting power in the election of the corporation’s directors. For the purposes of the FBCA, “control share acquisition” means, with certain exceptions, the direct or indirect acquisition of control shares.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law firm of Booth Udall Fuller, PLC of Tempe, Arizona our independent legal counsel, has provided an opinion on the validity of the issuance of shares of our common stock pursuant this offering.

Dave Banerjee CPA, an Accountancy Corporation, have audited our financial statements for the year ended December 31, 2016, which are included in this prospectus and registration statement. Dave Banerjee CPA, an Accountancy Corporation has presented their report with respect to our audited financial statements for the year ended December 31, 2016. The report of Dave Banerjee CPA, an Accountancy Corporation is included in reliance upon their authority as experts in accounting and auditing.

L&L CPAs, PA, has audited our financial statements for the year ended December 31, 2017, which are included in this prospectus and registration statement. L&L CPAs, PA has presented their report with respect to our audited financial statements for the year ended December 31, 2017. The report of L&L CPAs, PA is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Company Overview

Skylab Apps is a disruptive technology platform which allows Brands, Causes, & Influencers to have their own social network, with all the control and monetization unavailable when using social media. Skylab’s platform merges many of today’s top social media features into one, thus providing application users with the compulsive need to check their platform multiple times a day.

We were incorporated as Skylab Apps Inc. (“SAI” or “Skylab”) on September 4, 2015 in the State of Delaware and is registered in the State of California as a foreign stock company. Skylab USA, Inc. (the “Company”), the parent company, acquired Pandora Venture Capital Corporation in 2017. Pandora Venture Capital Corporation was a subsidiary of WRIT Media Group, a publicly traded company trading under the symbol WRIT, and assumed the name of Skylab USA, Inc. after being acquired. The surviving company, Skylab USA, Inc. was spun off from WRIT and acquired SAI as its wholly owned subsidiary. The spin-off and acquisition were completed on or about March 29, 2018.

The surviving entity Skylab USA Inc., and its subsidiary SAI, was created for the purpose of developing a Saas white label platform for influencer and brands to train, track, reward and monetize their communities. The platform is driven by the Company’s proprietary Gamification Engine, which allows the client to customize the Platform to fit the needs of its target market. Through the Platform’s Content Management System (CMS) the client can modify many features of the platform without the need to work with outside platform developers.

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Social media engagement measures the public shares, likes and comments for an online business’ social media efforts. The public’s engagement, or interaction with the social media platform, has historically been a common metric for evaluating social media performance.

Our focus is to provide a highly engaging, differentiated experience where the combination of challenge and progress drives our product. Our social media engagement platform is one of the fastest growing technologies that allow the clients to customize and mold the platform to fit the needs of their target market or community.

Interactive social media platforms are large and growing quickly, driven by key technology and consumer trends, creating the potential for leading applications to emerge from the category. The proliferation of mobile devices is dramatically expanding the social media audience.

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The following graphics provide an illustration of our perception of the market opportunity in which we are engaged, the general landscape of the industry, the products and services we currently provide to our clients and the differences between our product offerings and alternatives in the market. The information illustrated in these graphics are described in more detail in the paragraphs provided immediately thereafter.

SKYLAB

Market **Opportunity**

Word Press, WIX.com, and SquareSpace.com empower a combined total of **171 million** websites.

But now, **apps** and **platforms** are the new websites*

Example A:

Acquire **0.0029%** of this 171M websites market = 5K customers
Revenue: **$75 Million** in Setup Fees* + **$1.5 Million** in Monthly*

Example B:

Acquire **0.058%** of this 171M websites market = 100K customers
Revenue: **$1.5 Billion** in Setup Fees* + **$30 Million** in Monthly*

Example C:

Acquire **0.58%** of this 171M websites market = 1M customers
Revenue: **$15 Billion** in Setup Fees* + **$300 Million** in Monthly*

References:
https://www.codeinwp.com/blog/wordpress-statistics/
https://expandedramblings.com/index.php/wix-facts-statistics/
https://w3techs.com/technologies/details/cm-squarespace/all/all

* Based off $15K Set Up Fee and $300 per Month Ongoing fees

SKYLAB

The **Why**

Past

The world went online

In the past 15 years, more than **171 million websites** have been empowered between Wordpress, Wix.com and SquareSpace.com

http://expandedramblings.com/index.php/wordpress-statistics/

Present

Social media is failing influencers, brands, and affinity groups

They want to control and own their platforms, and eliminate the noise without the fear of censorship and demonetization

http://www.statista.com/topics/1002/mobile-app-usage/

Future

Platforms are the new websites

Chat is the new email & permission based data is king. Influencers want to launch a platform as easy a website

https://www.entrepreneur.com/article/236832

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Now **YOU** are in Control

Change your environment at any time

Today's Top 50
Global
Walid Kushtoban
PODIUMS
Actions
Engagement Top 50
Badges
Recognition Wall

This is a **massively-disruptive** model.

Visuals and layouts are **customizable**, the underlying structure is **stable & standard**.

Client has **total control** and flexibility within a **proven and tested** framework.

What sets **Skylab** Apart

SOCIAL

Instagram

LinkedIn

YouTube

GAMIFICATION

badgeville

BUNCHBALL

SKYLAB

slack

yammer

Viber

COMMUNICATION

MOBILE ROADIE

MIGHTYBELL

shoutem

GoodBarber

como

App Maker

AppYourself

APP BUILDERS

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Our Products

We develop and publish applications for smartphones and mobile devices and market them through platform stores located on the device.

Market Analysis

Smartphone platform users spend the most time on social networking and messaging apps. The category includes popular apps such as Facebook, Twitter, Pinterest, WhatsApp and Viber.

Marketing

We recognize the critical importance of marketing. We will require a properly designed and executed marketing plan to ensure market penetration and business success.

We aim to develop cost effective marketing through online social networks and a sales team.

Our Website

Our plan is to position Skylab USA, Inc. as an original, creative smartphone platform developer. To do this, we have and will continue to put a great amount of time and resources into developing a premiere e-commerce website and alliances with reputable developers. Currently, we have limited access to a world market due to the lack of funding that such a drive would require. We have designed a strategy to expand our product base and improve our website through our R & D efforts.

We are confident that continued development of our site, http://skylab.world.com, will result in increased sales and profits. Our vision is to create a website that will become an integral part of our marketing, sales, and daily operations.

Competition

The Smartphone Platform Developer industry is highly concentrated. Although the industry contained over 800 companies in 2016, the top four players was expected to account for 73.1% of revenue.

The industry exhibits a high level of competition. The number of smartphone platform developers has grown exponentially over the past few years due to low barriers to entry and solid demand for a seemingly endless array of possible platform creations. Competition between industry operators is extremely high and smartphone apps compete with a variety of products for revenue.

Larger companies, like Facebook, hold a significant portion of the market, however, we believe users are looking for novel apps to service customer’s needs.

Regulation and Legislation

We are subject to labor and employment laws, laws governing advertising and promotions, privacy laws, product and other safety regulations, consumer protection regulations, environmental requirements and other laws that regulate retailers and govern the promotion and sale of merchandise and the operation of retail facilities. We believe that we are in compliance with applicable laws in all material respects.

Employees

We presently employ Dean Grey, as our President, CEO.

Description of Property

We do not own any real property. We lease office space from our CEO, Mr. Dean Grey, which is located at 2709 Unicorn St., Carlsbad, CA 92009. Approximately 6,265 square feet of space is leased on a month-to-month basis at a rate of $9,500 plus $1,000 for utilities and cleaning services.

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Legal Proceedings

On May 25, 2017 a former software development contractor of SAI filed suit in California related to a service contract entered into in 2016. The lawsuit claims a breach of contract by SAI and claims damages of approximately $220,000. Skylab believes the claims are without merit. In October 2017, a settlement was reached resulting in SAI paying the former software developer $20,000 and issuing 50,000 share of its common stock.

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, director, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process is in Florida. The name of our agent is InCorp Services Inc., 17888 67th Court North, Loxahatchee, FL 33470.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have 269 holders of record of our common stock.

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Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

(1)       one percent of the total number of shares of our common stock outstanding; or

(2)       the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

(1)       we would not be able to pay our debts as they become due in the usual course of business, or;

(2)       our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above. Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Our Plan for the Next 12 Months

Our primary focus is to secure funds and increase the scale of our product. In three years, we hope to have established our brand and company internationally.

The following is a list of business goals and milestones we wish to accomplish within the next twelve (12) months.

Raise Required Capital

We plan to raise $1 million in funding by January 1, 2019. We plan to accomplish this by either the private placement of our securities or the sale of shares of our common stock offered by this prospectus.

We plan to raise a minimum of an additional $1 million from the sale of shares of common stock offered by this prospectus no later than May 1, 2019.

These amounts will fund our milestones described below.

Research and Development of Software

We will conduct research and development of new software to improve our product. We will start this research and development in January 2019 and expect to spend approximately $500,000.

Advertising and Marketing

We will initiate an internet marketing campaign and click funnels that will commence in January 2019 and run through the end of December 31, 2019. This campaign will also include print and digital advertising and marketing. We expect to spend $1,000,000 from this public offering of our common stock and will spend as much as $6.67 million if the entire offering is sold.

If there is a shortfall in funds to complete the above objections are expected to be met by our revenues. In the event our revenues are not sufficient to meet such shortfall, we will have to scale back on advertising and marketing.

Labor

We currently have 9 independent contractors that work in our office and a 13 person outsource development team. We intend to expand both the number of independent contractors and development team members starting in February 2019. This would require contracting additional independent contractors and adding suitably skilled workers to our outsource development team. If we are able to raise a minimum of $3 million from this offering, we will budget $250,000 towards the expansion of our team until December 31, 2019. We expect to spend up to $500,000 from this public offering of our common stock and will spend as much as $2,000,000 million if the entire offering is sold.

Should we not receive the required proceeds the company will continue to use current skilled contract labor to complete the production of its platform. We would then intend to hire new employees depending on our production and marketing needs, as funds are available from our revenues.

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Offering Expenses - Legal and Accounting

We have already paid for all legal and accounting expenses that we expect to incur in connection with this offering and therefore no such expenses will be deducted from the proceeds from this offering. However, we expect to use $250,000 in proceeds to cover our legal and accounting costs for the 2019 fiscal year.

Results of Operations for Period ending September 30, 2018 and September 30, 2017

Revenues

Our total revenue reported for the period ended September, 30, 2018, was $390,604. We had $369,040 in total revenues through September, 30, 2017. Most of our revenues are attributable to subscription and transaction fees. Currently, we cannot meet our monthly obligations based on our current rate at generating revenue. Our need for additional capital is discussed further below under “Liquidity and Capital Resources.”

We expect revenues to increase for the year ended December 31, 2018 as a result of increased sales resulting from improved marketing and IT development. If we are able to raise money, we hope to generate additional revenues through market expansion.

Components of Results of Operations

Revenue

We generate platform revenue from advertising sales, subscription and transaction revenue share, and software licensing fees. We generate most of our platform revenue in the United States. For the nine months ended September 30, 2018, revenue recognized from the Company’s customers located in the United States was $387,896. The remaining customers were located in Peru and France and make up $2,708 of revenue as of September 30, 2018. As of September 30, 2018, the Company’s deferred revenue balance of $598,825 consisted of $560,533 of customers located in the United States and the balance of $38,292 located in Peru and France.

Cost of Revenue

Cost of revenue consists of research and development and allocated personnel-related costs, including salaries, benefits and stock-based compensation that support platform services, including advertising. We anticipate that cost of platform revenue will increase in absolute dollars.

Operating and Other Expenses

Research and Development

Research and development expenses consist primarily of development and improvement of our products including new technologies and features and functionality. In addition, research and development expenses include allocated facilities and overhead costs. We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in absolute dollars for the foreseeable future.

Sales and Marketing

Sales and marketing expenses consist primarily business development, product management, marketing, communications, and partner and customer support functions. Sales and marketing expenses also include costs for marketing, trade shows and other events, professional services, travel and allocated facilities and other overhead. We expect our sales and marketing expenses to increase as we continue to grow our business.

General and Administrative

General and administrative expenses consist primarily for our executive, finance, legal, information technology and other administrative personnel. We expect our general and administrative expenses to increase following the completion of this offering due to the anticipated growth of our business and related infrastructure as well as accounting, legal, insurance, investor relations and other costs associated with becoming a public company.

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Cost of Product Development

Our cost for product development for the nine-months ended September 30, 2018 was $465,160. We had $158,346 in product development costs for the same period from the prior year.

Operating Expenses

Operating expenses were $11,840,642 for the nine-months ended September 30, 2018. Operating expenses were $1,120,542 for the same period from the prior year. Our operating expenses for the nine-month period ended September 30, 2018 consisted of depreciation and amortization in the amount of $140,107, general and administrative expenses of $369,265, product development expenses of $465,160 stock compensation expenses $10,786,471, and professional fees expenses of $79,639.

We anticipate our operating expenses will increase as we further implement our business plans and expand our operations. The increase will be attributable to the measures described above to implement our business plan and the professional fees associated with our becoming a reporting company under the Securities Exchange Act of 1934.

Net Loss

Net loss for the nine-months ended September 30, 2018 was $11,544,396. Our net loss for period nine-months ended September 30, 2017 was $816,518.

Liquidity and Capital Resources

As of September 30, 2018, we had total current assets of $91,041, consisting of cash and accounts receivable. We had current liabilities of $1,874,078 as of September 30, 2018. Accordingly, we had a working capital deficit of $1,783,037 as of September 30, 2018, compared to a working capital deficit of $1,414,723 as of December 31, 2017.

During the nine months ended September 30, 2018, cash flows used in operating activities was $283,097 and cash flows used in investing activities was $6,256. Financing activities for the nine-months ended September 30, 2018 generated $336,376 in cash from proceeds from a note payable to a related party and proceeds from the sale of common stock.

We expect to spend approximately $1,560,000 over the course of our next full fiscal year, based on our current operations and monthly overhead obligations. As of November 30, 2018, we had approximately $[80,000 – WSL to obtain current number] in cash, which is not sufficient to allow us to meet our current operations and monthly obligations beyond October 2018. The success of our business plan therefore depends on raising funds through the current offering or to borrow funds from private investors. However, at this time, we do not have any funding arrangements with any private investors. If the maximum offering is sold, we should have sufficient cash to plan to expand our business through November 2019. If substantially less than the maximum offering is sold, however, our ability to will be impaired.

Our ability to operate beyond November 2019, is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Results of Operations for Periods ending December 31, 2017 and December 31, 2016

Revenues

Our total revenue reported for the years ended December 31, 2017 and 2016, was $562,368 and $733,200, respectively. Most of our revenues are attributable to software licensing fees.

Components of Results of Operations

Revenue

We generate platform revenue from advertising sales, subscription and transaction revenue share, and software licensing fees. We generate most of our platform revenue in the United States.

Cost of Revenue

Cost of revenue consists of research and development and allocated personnel-related costs, including salaries, benefits and stock-based compensation that support platform services, including advertising. We anticipate that cost of platform revenue will increase in absolute dollars.

Operating and Other Expenses

Research and Development

Research and development expenses consist primarily of development and improvement of our products including new technologies and features and functionality. In addition, research and development expenses include allocated facilities and overhead costs. We believe continued investment is important to attaining our strategic objectives and expect research and development expenses to increase in absolute dollars for the foreseeable future.

Sales and Marketing

Sales and marketing expenses consist primarily business development, product management, marketing, communications, and partner and customer support functions. Sales and marketing expenses also include costs for marketing, trade shows and other events, professional services, travel and allocated facilities and other overhead. We expect our sales and marketing expenses to increase as we continue to grow our business.

General and Administrative

General and administrative expenses consist primarily for our executive, finance, legal, information technology and other administrative personnel. We expect our general and administrative expenses to increase following the completion of this offering due to the anticipated growth of our business and related infrastructure as well as accounting, legal, insurance, investor relations and other costs associated with becoming a public company.

Cost of Product Development

Our cost of product for the years ended December 31, 2017 and 2016 was $728,752 and $259,100, respectively.

Operating Expenses

Operating expenses for the years ended December 31, 2017 and 2016 were $2,035,432 and $731,762, respectively. Our operating expenses for year ending December 31, 2017 consisted of depreciation and amortization in the amount of $187,886, general and administrative expenses of $471,483, product development expenses of $728,752, professional fees expenses of $114,449, and stock compensation expense of $471,483, compared to operating expenses for the year ended December 31, 2016 consisting of depreciation and amortization in the amount of $20,240, general and administrative expenses in the amount of $396,874, product development expenses of $259,100, professional fees of $55,548, and stock compensation expense of $0.

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Net Loss

Our net loss for the year ended December 31, 2017 was $1,617,247, compared to a net loss for prior year in the amount of $22,667.

Liquidity and Capital Resources

As of December 31, 2017, we had total current assets of $44,764, consisting of cash and accounts receivable. We had current liabilities of $1,459,487 as of December 31, 2017. Accordingly, we had a working capital deficit of $1,414,723 as of December 31, 2017, compared to a working capital deficit of $566,950 as of December 31, 2016.

For the year ended December 31, 2017, cash flows used in operating activities $679,621 and cash flows used in investing activities $29,345. Financing activities for the year ended December 31, 2017 generated $607,100 in cash from issuance of note payable and convertible note payable, and proceeds from exercise of warrants, offset by payments from convertible note payable.

Going Concern

Our total current assets at September 30, 2018, were $91,041. This amount does not provide adequate working capital for us to successfully operate our business and to service our debt. Expenses incurred to the date of this prospectus are being recorded our books as they occur. This raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent upon obtaining additional working capital. Management believes that we will be able to operate for the coming year by obtaining additional loans from Mr. Grey and from equity funding, via proceeds raised from the offering set forth in this prospectus. However, there can be no assurances that management’s plans will be successful.

Off Balance Sheet Arrangements

As of September 30, 2018, there were no off-balance sheet arrangements.

Emerging Growth Companies

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.     on the last day of any fiscal year in which we earn at least $1.07 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.     on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.     on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.     the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1.     it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter

2.     It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.     It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

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As an emerging growth company, exemptions from the following provisions are available to us:

1.     Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.     Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.     Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.     Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.     The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, and our financial statements may not be comparable to companies that comply with public company effective dates for any such new or revised accounting standards.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and director and their respective ages as of December 31, 2017 are as follows:

Name	Age	Position(s) and Office(s) Held
Dean Grey	50	President, Chief Executive Officer and Director

Lorrie Edelblute	48	Secretary and Treasurer

Set forth below is a brief description of the background and business experience of each of our current executive officers and director.

Dean Grey - President, CEO and Director

Mr. Dean Grey founded Skylab Apps Inc., a Delaware corporation, in September 2015, acts as its President and CEO and serves as the sole member of the Company’s Board of Directors. Mr. Grey became an officer and member of the Board of Directors of Skylab USA, Inc. in February 2018 when Skylab Apps completed its reverse takeover of Skylab USA, Inc.

Skylab Apps using a concept known as the Science of Engagement to help companies, influencers, to build websites and mobile apps to achieve their stated goals. As CEO, Mr. Grey is responsible for the company’s overall business plan, operations, innovations, development and technology. Skylab Apps and Skylab USA are currently located in Carlsbad, California.

In January 2014, Mr. Grey founded and was the Chief Information Officer of Transactive, a mobile merchant and lending platform located in Del Mar, California. Mr. Grey also found founded several other mobile application companies.

Prior to this, Mr. Grey founded a successful life coaching business with operations in 28 countries. Mr. Grey has received numerous awards for his business accomplishments such as Cambridge Who’s Who, Strathmores’s Who’s Who Worldwide, and was honored by the Top 40 Under 40 List.

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Mr. Grey is an independent contractor for Silver Surfer, and manages and performs duties for multiple clients of Silver Surfer. The types of services Mr. Grey provides to Silver Surfer and its clients are different from the services and products offered by the Company. In fact, when Mr. Grey encounters prospective clients of Silver Surfer that need or want the full suite of services provided by the Company, he refers these prospects to the Company. Therefore, the Company does not believe Mr. Grey’s activities on behalf of Silver Surfer or its clients conflict with his duties as CEO of the Company.

Mr. Grey is not required to devote his full-time efforts to the Company and he currently spends up to ten (10) hours per month on consulting services outside of Skylab. Mr. Grey expects to devote 100% of his time to the Company if the Company is successful in raising $5 million from this offering. However, Mr. Grey has unique abilities as a consultant to consult with other brands that continues to keep Skylab on the cutting edge as well as leads to significant opportunities for Skylab. The consulting services that Mr. Grey provides are not related to or conflict with products or services that Skylab provides. Moreover, by providing these consulting services, Mr. Grey is able to provide to Skylab potential clients that express an interest in Skylab’s products and services. Skylab and Mr. Grey believe that it is in Skylab’s best interests that Mr. Grey continues to provide minimal outside consulting services that do not compete with Skylab as they are a source of new clientele for Skylab.

Lorrie Edelblute – Secretary and Treasurer

Ms. Edelblute is the founder and owner of CCCS, LLC, an accounting business located in Las Vegas, Nevada. CCCS was formed in 1999 and Ms. Edelblute is still its owner. As the owner, she manages a staff of five (5) people, prepares tax returns, reviews staff work, prepares compilations and review financial statements. From 2009 through 2015, Ms. Edelblute also management a private accounting firm know as D. K. Wallin Ltd. while the owner of such firm served as the State of Nevada’s State Controller. During that time, she supervised and managed the firm’s staff, reviewed all staff work, prepared tax returns, prepared compilations, reviewed financials, managed client relations, conducted interim and year end accounting, payroll and payroll reports. Ms. Edelblute is also the Chief Financial Officer of PDE Holdings, LLC and Enix Residential HVAC, which are commercial construction and multi-family HVAC companies, respectively, located in Nevada that were founded by Ms. Edelblute and her husband in 2012. In her role as CFO for these companies, Ms. Edelblute oversees all accounting and finance functions for the companies.

Ms. Edelblute earned a Bachelor’s Degree in Accounting from the University of Phoenix in 2000.

Directors

Our bylaws state that the number of directors of the corporation shall be fixed by the Board of Directors from time to time.

Term of Office

Subject to the rights of the holders of any series of Common Stock or Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders.

Significant Employees

We have no significant employees other than our CEO, Mr. Dean Grey.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Executive Compensation

Compensation Discussion and Analysis

We presently have employment agreement with Dean Grey, our CEO and director. We have not established a system of executive compensation or any fixed policies regarding compensation of executive officers. However, Mr. Grey’s compensation was agreed upon to $15,000 per month.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dean Grey, President/CEO(1)	2017	86,850	0	0	0	0	129,150	0	216,000
Dean Grey, President/CEO	2016	109,800					106,200		216,000
Lorrie Edelblute, Secretary and Treasurer	2017	0	0	0	0	0	0	0	0
Lorrie Edelblute, Secretary and Treasurer	2016	0	0	0	0	0	0	0	0

(1)	Amounts paid to Mr. Grey include rent in the amount of $30,323 annually paid or to be paid to him (or one of his associated companies) by the Company for the Company’s use of office space provided by Mr. Dean (or one of his associated companies).

Narrative Disclosure to the Summary Compensation Table

Mr. Grey’s annual salary for 2017 and 2016 is $180,000, plus $36,000 annually for use of his office space (or the space provided by one or more of his associated entities). Due to cash flow issues, certain portions of his compensation were not paid in the year earned and have been deferred.

Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
	0	0	0	0	0	0	0	0	0
	0	0	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 31, 2018, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 28,559,683 shares of common stock issued and outstanding on September 30, 2018.

Title of class	Name of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Dean Grey	10,623,513	37.2%
Common	Lorrie Edelbute	72,669	0.136%
Common	Total all executive officers and directors		42.78%

Common	DBRP Holdings, LTD.	3,620,006	12.67%
Common	Other 5% Shareholders	3,620,006	12.67%

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our Articles of Incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below or in the section titled “Executive Compensation,” none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

WDG is a Nevada corporation that is owned one hundred percent (100%) by our CEO and sole director, Mr. Grey, and was formed for the sole purpose of facilitating the payment of invoices. Mr. Grey is involved or owns several different incubator companies that use the same independent contractors, lease, etc. WDG was set up to provide the Company with one entity that will hire and employee all of the independent contractors that are used by the Company to develop its technology, as well as make all payments for rent, utilities, etc. In so doing, the Company only has to pay a comprehensive bill issued to it by WDG rather than manage multiple accounts. As of the date of this filing, the Company’s arrangement with WDG is a verbal agreement.

Silver Surfer is a company that Dean Grey works with for multiple contracting projects. Mr. Grey’s functions and fees vary from project to project. Skylab Apps paid Silver Surfer for Dean Grey’s creative, marketing, and development services. Most of Mr. Grey’s contracts runs through Silver Surfer. Mr. Grey does not own Silver Surfer Management, he is an independent contract for Silver Surfer and manages and performs duties for multiple clients.

Mr. Grey’s compensation was agreed upon to be $15,000 per month. A portion of this was paid directly to Mr. Grey and a portion to Silver Surfer. Management services were paid directly to him (or via WDG), from Skylab Apps. His creative, marketing and development costs were paid to Silver Surfer. Mr. Grey and Silver Surfer earned $180,000 for the 2017 fiscal year and $187,800 for the 2016 fiscal year of which $100,452 was payable as of December 31, 2017. As of the date of this filing, the Company’s arrangement with Silver Surfer is a verbal agreement.

For the years ended December 31, 2017, and 2016, Skylab Apps paid to Mr. Grey, its Chief Executive Officer, 30,323 and $28,198, respectively for use of Mr. Grey’s home office. The arrangement was on a month to month basis and was not used during the six months ended September 30, 2018.

On August 27, 2018, the Company and Skylab USA entered into a Memorandum of Understanding pursuant to which Skylab USA agreed to rent from Mr. Grey 6,265 square feet of office space located in Carlsbad, California, in exchange for monthly rent of $9,500, plus $500 per month for utilities and $500 per month for cleaning services. The arrangement is on a month to month basis.

The Company currently has only one (1) member of the Board of Directors, which is Mr. Grey, who is also the Company's CEO. Due to this current arrangement, the Company has not yet adopted any policies or procedures for the review, approval or ratification of any transactions that would be regarded as related party transactions pursuant to regulations promulgated by the SEC under the Securities Act of 1933.

40

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

41

Financial Statements

Index to Financial Statements:

For the Period Ended June 30, 2018

F-2	Consolidated Balance Sheets at September 30, 2018 to December 31, 2017

F-3	Consolidated Statement of Operations for the Nine Months Ended September 30, 2018 and 2017

F-4	Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2018 and 2017

F-5	Notes to Consolidated Financial Statements

For the Year Ended December 31, 2017 and 2016

F-13	Reports of Independent Registered Public Accounting Firm

F-16	Consolidated Balance Sheets at December 31, 2017 and 2016

F-17	Consolidated Statement of Operations for the year ended December 31, 2017 and 2016

F-18	Statement of Stockholder’s Deficit as of December 31, 2017

F-19	Consolidated Statement of Cash Flows for the year ended December 31, 2017 and 2016

F-20	Notes to Consolidated Financial Statements

F-1

SKYLAB USA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30, 2018	December 31, 2017

ASSETS
Current Assets
Cash	$80,087	$33,064
Accounts receivable, net	10,954	11,700
Other current assets	–	–
Total current assets	91,041	44,764

Capitalized software, net	223,636	357,818
Property, plant, and equipment, net	35,277	29,237
Other assets	8,200	8,200

Total Assets	$358,154	$440,019

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$62,713	$26,659
Accounts payable – related parties	153,853	100,452
Accrued interest	185,692	72,106
Notes payable	340,000	340,000
Notes payable - related parties	139,376	112,500
Current portion of convertible notes payable, net	134,600	79,600
Current portion of convertible notes payable related party, net	259,019	259,019
Deferred revenue	598,825	469,151
Total current liabilities	1,874,078	1,459,487

Long-term liabilities:
Convertible notes payable, net	–	55,000
Total long-term liabilities	–	55,000
Total liabilities	1,874,078	1,514,487

Commitments and contingencies

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 750,000,000 shares authorized, 0 issued and outstanding as of September 30, 2018 and December 31, 2017	–	–
Common stock, $0.0001 par value, 950,000,000 shares authorized, 28,559,683 and 22,802,912 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	2,856	2,280
Additional paid in capital	12,140,929	1,045,534
Accumulated deficit	(13,531,303)	(2,122,282)
Total stockholders' deficit attributable to Skylab USA, Inc. stockholders	(1,387,518)	(1,074,468)
Noncontrolling interest	(128,406)	–
Total stockholders' deficit	(1,515,924)	(1,074,468)

Total Liabilities and Stockholders' Deficit	$358,154	$440,019

The accompanying notes are an integral part of these unaudited financial statements

F-2

SKYLAB USA, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Revenues:
Subscription and transaction fees	$309,646	$248,980
Software license fees	80,958	120,060
Total revenues	390,604	369,040

Operating expenses:
Product development	465,160	158,346
General and administrative expenses	369,265	495,733
Stock based compensation	10,786,471	383,855
Professional fees	79,639	77,618
Depreciation and amortization expense	140,107	4,990
Total operating expenses	11,840,642	1,120,542

Operating income (loss)	(11,450,038)	(751,502)

Other income (expense):
Interest and other expenses	(116,536)	(65,025)
Interest income and other income	22,178	9
Total other income (expenses)	(94,358)	(65,016)

Income (loss) before income taxes	(11,544,396)	(816,518)
Income tax expense	–	–
Net loss	(11,544,396)	(816,518)

Net loss attributed to noncontrolling interest	135,375	–

Net loss attributed to Skylab USA, Inc. stockholders	$(11,409,021)	$(816,518)

Net loss per common share, basic and diluted	$(0.47)	$(0.03)

Weighted average number of common shares outstanding, basic and diluted	24,481,823	27,912,411

The accompanying notes are an integral part of these unaudited financial statements

F-3

SKYLAB USA, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
Cash Flows from Operating Activities:
Net loss	$(11,537,427)	$(816,518)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	134,398	4,990
Share-based compensation	10,786,471	383,854
Changes in operating assets and liabilities:
Accounts receivable	746	(43,053)
Prepaid expenses and other current assets	–	11,567
Accounts payable and accrued expenses	36,054	2,055
Accounts payable – related parties	53,401	143,987
Accrued interest	113,586	65,092
Deferred revenue	129,674	154,799
Net cash used in operating activities	(283,097)	(93,227)

Cash Flows from Investing Activities:
Property and equipment purchases	(6,256)	(26,236)
Cash paid for software development	–	(478,996)
Net cash used in investing activities	(6,256)	(26,236)

Cash Flows from Financing Activities:
Proceeds from note payable	–	–
Proceeds from note payable related party	26,876	–
Proceeds from issuance of convertible note payable	–	113,000
Payments from note payable	–	452,500
Proceeds from exercise of warrants	–	20,000
Proceeds from sale of common stock	309,500	–
Net cash provided by financing activities	336,376	585,500

Net change in cash	47,023	(12,959)
Cash at beginning of period	33,064	134,930
Cash at end of period	$80,087	$121,971

Supplemental Cash Flow Disclosure:
Interest paid	$–	$–
Taxes paid	$–	$–

Common stock issued to settle convertible notes payable and interest	$–	$547,292

The accompanying notes are an integral part of these unaudited financial statements

F-4

SKYLAB USA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine months ended September 30, 2018

Note 1—Organization and Nature of Business

Skylab USA, Inc. (“Skylab USA”) was originally incorporated on May 9, 2014 under the name Pandora Venture Capital Corp. On July 17, 2017 Skylab USA changed to the current name.

Skylab Apps, Inc. (“Skylab Apps”) was incorporated on September 5, 2015 in the State of Delaware for the purpose of developing a SaaS white label platform for influencer and brands to train, track, reward and monetize their communities. Prior to the incorporation of Skylab Apps the controlling shareholder of Skylab Apps, Dean Grey, incorporated C4 LLC (“C4”) on April 20, 2015 in the State of Nevada for the same purpose as described above for Skylab Apps. The operations and activities of C4 were contributed to Skylab Apps by Mr. Grey at the point Skylab Apps was incorporated. The financial statements include the financial statements of Skylab Apps and C4 from the inception of C4. The entity C4 was legally dissolved March 24, 2017.

On July 2, 2017, Skylab Apps entered into a Share Exchange Agreement with Writ Media Group, Inc. and its wholly-owned subsidiary Skylab USA.  The transaction closed on March 29, 2018.  After this agreement was signed, Writ Media Group, Inc. completed a spinoff of Skylab USA to its own shareholders.  As such, at the point of the spinoff, Skylab USA was no longer a subsidiary of Writ Media Group, Inc. but was owned by the shareholders of Writ Media Group Inc.  The former shareholders of Skylab Apps will receive 95% of the shares of the combined entity in exchange for Skylab Apps becoming wholly owned subsidiary of Skylab USA. The transaction will be accounted for as a reverse merger. For accounting purposes, Skylab Apps was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Skylab USA. Accordingly, Skylab Apps’ assets, liabilities and results of operations became the historical financial statements of Skylab USA, and the Skylab Apps’ assets, liabilities and results of operations were consolidated with Skylab USA effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill was recorded in this transaction.

The consolidated financial statements include the accounts of Skylab USA, and its wholly-owned subsidiary Skylab Apps and WDG Management Group, Inc. d/b/a Skynet (collectively referred to as “Skylab” or the “Company”). All intercompany balances and transactions have been eliminated in consolidation.

Note 2—Significant Accounting Policies

Basis of Presentation of Financial Statements

The accompanying unaudited financial statements of Skylab have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In our opinion the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the condensed financial statements not misleading.  Operating results for the nine months ended September 30, 2018 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2018. For more complete financial information, these unaudited financial statements should be read in conjunction with the audited financial statements of Skylab Apps for the year ended December 31, 2017 included in our Form S-1 filed with the SEC. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted.

Capitalized Software Costs

Capitalization of software development costs for software that is to be sold, leased or otherwise marketed begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by us with respect to certain factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized costs commence amortization on the date of general release using the greater of the straight-line method over the estimated useful life, or the ratio of revenue in the period to total expected revenues over the product’s expected useful life. From our inception through September 30, 2018 we have not capitalized any cost related to software under the criteria discussed in this paragraph.

F-5

We capitalize certain development costs associated with internal use software incurred during the application development stage. We expense costs associated with preliminary project phase activities, training, maintenance and any post-implementation period costs as incurred. Capitalization of qualifying application development cost begins when management authorized and commits to funding the project and it is probable that the project will be completed for the function intended. Capitalized internal use software costs are normally amortized over estimated useful live of three years once the related project has been completed and deployed for customer use. At the time the software is considered to have be an indefinite lived asset in which case it is evaluated for impairment at least annually. As of September 30, 2018, we have capitalized $536,726 (net of accumulated amortization of $313,090) related to software under the criteria discussed in this paragraph.

Revenue Recognition

Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer
•	Identification of the performance obligations in the contract
•	Determination of the transaction price
•	Allocation of the transaction price to the performance obligations in the contract
•	Recognition of revenue when, or as, the Company satisfies a performance obligation

For our SaaS offerings, revenue is generally recognized on a subscription or transaction basis over the period of performance. Revenue from software license arrangements is recognized upfront upon transfer of control of the software, which occurs at delivery, or when the license term commences, if later. The Company recognizes revenue from maintenance contracts ratably over the service period.

Our contracts with customers often contain multiple performance obligations. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. The contract price, which represents transaction price, is allocated to the separate performance obligations on a relative standalone selling price basis. We generally determine standalone selling prices based on the standard list price for each product, taking into consideration certain factors, including contract length and the number of subscribers within the contract.

We periodically charge up-front fees related to installation and integration services in connection with certain of our SaaS offerings. These fees typically do not have standalone value and are deferred and recognized as revenue ratably over the estimated customer relationship period. The revenue recognition period associated with these fees normally commences upon delivery of the platform to the customer including the administrative controls.

As of September 30, 2018, and December 31, 2017, the Company has recorded $598,825 and $469,151 and as deferred revenue associated with the deferral of up-front fees related to our SaaS offerings.

Disaggregation of revenues

For the nine months ended September 30, 2018 and 2017 revenue recognized from the Company’s customers located in the United States was $387,896 and $369,040, respectively. The remaining customers were located in Peru and France and make up $2,708 and $0 of revenue as of September 30, 2018 and 2017, respectively. As of September 30, 2018, the Company’s deferred revenue balance of $598,825 consisted of $560,533 of customers located in the United States and the balance of $38,292 located in Peru and France.

F-6

Costs to Obtain Customer Contracts

Sales commissions and related expenses are considered incremental and recoverable costs of acquiring customer contracts. These costs are capitalized and amortized on a straight-line basis over the anticipated period of benefit. We determined the period of benefit by taking into consideration the length of our customer contracts, our technology lifecycle, and other factors. Amortization expense is recorded in sales and marketing expense within our statement of operations. Historically we have not incurred incremental cost to acquire customer contracts.

Deferred revenue

September 30, 2018
Deferred revenue – January 1, 2018	$469,151
Additions to deferred revenue	520,764
Deferred revenue recognized	(391,090)
Deferred revenue – September 30, 2018	$598,825

Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have a source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully execute the business plan and attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon convertible notes payable and cash flows from operations to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

Note 3—Recent Accounting Pronouncements

Recently Adopted Pronouncements and Accounting Pronouncements to be Adopted

Compensation—Stock Compensation: On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), with the exception of specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. In addition, the contractual term will be able to be used in lieu of an expected term in the option-pricing model for nonemployee awards. The Company elected to early adopt this standard in the first quarter of 2018. The adoption had no impact on the Company’s historic financial statements.

F-7

Revenue Recognition: In May 2014, the FASB issued an accounting standard update which provides for new revenue recognition guidance, superseding nearly all existing revenue recognition guidance. The core principle of the new guidance is to recognize revenue when promised goods or services are transferred to customers, in an amount that reflects the consideration to which the vendor expects to receive for those goods or services. The new standard requires significantly more judgment and estimation within the revenue recognition process than required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to separate performance obligations. The new standard also significantly increases the financial statement disclosure related to revenue recognition. This standard is effective for us on January 1, 2018 (the first quarter of our fiscal year ending December 31, 2018) and was implemented using the modified retrospective approach it was determined that the new standard had no impact on the Company’s accounting for revenue.

Leases: In February 2016, the FASB issued an accounting standard update which requires balance sheet recognition of a lease liability and a corresponding right-of-use asset for all leases with terms longer than twelve months. The pattern of recognition of lease related revenue and expenses will be dependent on its classification. The updated standard requires additional disclosures to enable users of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This standard is effective for us on January 1, 2019 with early adoption permitted; adoption is on a modified retrospective basis. We are still evaluating the anticipated impact of this standard on our financial statements.

Statement of Cash Flows: In August and November of 2016, the FASB issued updates to the accounting standard which addresses the classification and presentation of certain cash receipts, cash payments and restricted cash in the statement of cash flows. The standard is effective for us on January 1, 2018 and requires a retrospective approach. The adoption of this standard did not have a material impact on our financial statements.

Business Combinations: In January 2017, the FASB issued an accounting standard update to clarify the definition of a business and to provide guidance on determining whether an integrated set of assets and activities constitutes a business. The standard is effective for us January 1, 2018, on a prospective basis. The adoption of this standard did not have a material impact on our financial statements.

Note 4—Capitalized Software and Property and Equipment

Capitalized software consisted of the following:

	September 30,	December 31,
	2018	2017

Capitalized software	$536,726	$536,726
Less: Accumulated depreciation and amortization	(313,090)	(178,908)

Total capitalized software, net	$223,636	$357,818

Amortization expense for the nine months ended September 30, 2018 and 2017 were $134,181 and $134,181, respectively related to capitalized software.

Property and equipment consisted of the following:

	September 30,	December 31,
	2018	2017

Furniture and fixtures	$36,356	$30,646
Computers and equipment	39,386	33,131

Total property and equipment, gross	75,743	63,777
Less: Accumulated depreciation and amortization	(40,465)	(34,540)

Total property and equipment, net	$35,277	$29,237

F-8

Depreciation expense for the nine months ended September 30, 2018 and 2017 were $5,926 and $4,990, respectively related to property and equipment.

Note 5—Commitments and Contingencies

Leases

Rent expense for the nine months ended September 30, 2018, and 2017 was $0 and $29,496, respectively related to use of the Company’s Chief Executive Officer’s home office. The arrangement was on a month to month basis and was not used during the nine months ended September 30, 2018.

In February 2017 the Company entered into an office lease in Carlsbad, California for a 38-month term commencing on March 1, 2017. The lease requires a security deposit of $8,200 with escalating monthly rent payments ranging from $4,100 up to $9,091 per month. Rent expense under this arrangement was $53,190 and $56,825 for the nine months ended September 30, 2018 and 2017. In July 2018, the Company and landlord agreed to terminate this agreement.

Beginning in August 2018 the Company entered into a month to month office lease agreement with Mr. Grey. The Company will lease on office space in Carlsbad, California for $10,500 per month inclusive of utilities and cleaning services. Rent expense for the nine months ended September 30, 2018 and 2017 was $21,000 and $0, respectively under this arrangement.

Legal Matters

On May 25, 2017 a former software development contractor of Skylab filed suit in California related to a service contract entered into in 2016. The lawsuit claims a breach of contract by Skylab and claims damages of approximately $220,000. The Company is currently negotiating a settlement and does not believe the settlement with will be material to the Company.

Note 6— Notes Payable

Convertible notes payable

Convertible notes payable consists of the following:

	As of,
	September 30, 2018	December 31, 2017
Note payable dated May 22, 2017, bearing interest at 5% per annum, due May 21, 2019, convertible at 90% of the lowest VWAP in past 5 trading days (floor - 0.01)	$25,000	$25,000
Note payable dated May 22, 2017, bearing interest at 5% per annum, due May 21, 2019, convertible at 90% of the lowest VWAP in past 5 trading days (floor - 0.01)	30,000	30,000
Note payable dated November 21, 2017, bearing interest at 8% per annum, due November 21, 2018, convertible at 60% of the lowest VWAP for ten prior trading days	79,600	79,600

Total convertible notes payable	134,600	134,600
Less, current portion	(134,600)	(79,600)
Long term portion of notes payable	$–	$55,000

F-9

Convertible notes payable related party

Convertible notes payable related party consists of the following and are notes from Silver Surfer:

	As of,
	September 30, 2018	December 31, 2017
Note payable dated December 31, 2015, bearing interest at 8% per annum, due December 31, 2017, convertible at $0.05. Past due interest rate of 22%.	84,019	84,019
Note payable dated December 31, 2016, bearing interest at 8% per annum, due December 31, 2018, convertible at $0.08	175,000	175,000

Total convertible notes payable	259,019	259,019
Less, current portion	(259,019)	(259,019)
Long term portion of notes payable	$–	$–

The conversion price for the instruments based on the company’s valuation is calculated as the pre-determined company valuation divided by the total shares outstanding on the conversion date.

The Company evaluated the conversion terms and determined that the conversion feature qualifies for a scope exception from ASC 815 because the net settlement is not readily convertible to cash as a result the instrument does not require bifurcation of the conversion feature and presentation as a derivative liability. Further, the company determined that the conversion price was higher than the fair value of the stock at the time of debt issuance resulting in no beneficial conversion feature.

Notes Payable

Notes payable consists of the following:

	As of,
	September 30, 2018	December 31, 2017
Note payable dated June 1, 2017, bearing interest at 12% per annum, due September 1, 2017	$240,000	$240,000
Note payable dated August 22, 2017, bearing interest at 12% per annum, due November 22, 2017	100,000	100,000
Total notes payable	340,000	340,000
Less, current portion	(340,000)	(340,000)
Long term portion of notes payable	$–	$–

F-10

Notes Payable – Related Party

Notes payable related parties consists of the following and are loans:

	As of,
	September 30, 2018	December 31, 2017
Note payable dated March 10, 2017, bearing interest at 15% per annum, due September 9, 2017 - Silver Surfer	$12,500	$12,500
Note payable dated April 7, 2017, bearing interest at 15% per annum, due October 6, 2017 - Silver Surfer	100,000	100,000
Note payable dated January 27, 2018, bearing interest at 12% per annum, due July 27, 2018 - Silver Surfer	20,842	–
Note payable dated February 8, 2018, bearing interest at 12% per annum, due August 8, 2018 - Dean Grey	6,034	–
Total notes payable	139,376	112,500
Less, current portion	(139,376)	(112,500)
Long term portion of notes payable	$–	$–

Note 7—Equity

The Company has authorized for issuance 750,000,000 shares each of Preferred Stock and 950,000,000 shares of common stock.  Both have a par value of $0.0001.  Of the Preferred Stock 100,000,000 shares have been designated as Series A. Each share of this class of Preferred Stock is convertible into 10 shares of common stock and includes 10 votes.

On March 29, 2018 the Company completed a reverse merger as explained in Note 1. As part of that transaction 32,682,443 shares of Skylab Apps were recast into 23,750,000 shares of Skylab USA. Immediately following the transaction a total of 25,006,269 shares were issued and outstanding which includes 1,256,269 held by the former owners of Skylab USA. All share references in these financial statements are that of Skylab USA on a post-merger basis unless explained otherwise.

During the nine months ended September 30, 2018, 555,625 shares of common stock were sold for cash proceeds of $309,500.

During the nine months ended September 30, 2018 the Company issued 3,944,877 shares of Common Stock to various employees and consultants for services and recorded an expense of $2,914,244. The expense for these shares as well as shares issued in the prior year are being recognized over the associated vesting period of the shares ranging up to five years. As of September 30, 2018, 1,430,921 shares remain unvested.

Stock options

During the nine months ended September 30, 2018, the Company issued 10,832,596 stock options to officers, employees and consultants of the Company. The options have an original life of ten years and vest at different rates over as much as 48 months. The options had a fair value of $8,319,022 at grant date. 75,000 of the options have an exercise price per share is of $0.80 while the remaining options have an exercise price of $0.02. Of the options issued 10,000,000 were issued to Mr. Grey and are fully vested.

During the nine months ended September 30, 2018, the Company recognized $7,872,227 of stock-based compensation related to outstanding stock options. At September 30, 2018, the Company had $479,867 of unrecognized expenses related to options.

F-11

The following table summarizes the stock option activity for the nine months ended September 30, 2018:

	Options	Weighted-Average Exercise Price Per Share
Outstanding, January 1, 2018	–	$–
Granted	10,832,596	0.05
Exercised	–	–
Forfeited	–	–
Expired	–	–
Outstanding, September 30, 2018	10,832,596	0.05

As of September 30, 2018, 10,019,251 options are vested. The options outstanding have a weighted average remaining life of 9.96 years.

As of September 30, 2018, the aggregate intrinsic value of options vested and outstanding was $8,088,016. The aggregate fair value of the options measured during the nine months ended September 30, 2018 was calculated using the Black-Scholes option pricing model based on the following assumption:

Fair value of common stock on measurement date	$0.80 per share
Risk free interest rate (1)	2.97% to 2.99%
Volatility (2)	42.05%
Dividend yield (3)	0%
Expected term (in years)	10

(1)	The risk-free interest rate was determined by management using the market yield on U.S. Treasury securities with comparable terms as of the measurement date.
(2)	The trading volatility was determined by calculating the volatility of the Company’s peer group.
(3)	The Company does not expect to pay a dividend in the foreseeable future.

Note 8 – Related Party Transactions

WDG Management Group, Inc. (“WDG”) is a NV Corporation that is owned 100% by Dean Grey and was formed for the sole purpose of bill pay. Dean Grey is involved or owns several different incubator companies that use the same independent contractors, lease, etc. WDG was used to simplify the accounting and 1099 issuance process, by using one company for all independent contractor payments, rent, utilities. There were no additional fees charged by WDG to Skylab or the incubator companies, it does not have a profit for any years.

Silver Surfer Management Venture, LLC (“Silver Surfer”) is a Company that Dean Grey works with for multiple contracting projects. Dean’s functions and fees vary from project to project. Skylab apps paid Silver Surfer for Dean Grey’s creative, marketing, and development services. Most of Mr. Grey’s contracts runs through Silver Surfer. Mr. Grey does not own Silver Surfer Management, he is an independent contract for Silver Surfer and manages and performs duties for multiple clients.

Mr. Grey’s compensation was agreed upon to be $15,000 per month. A portion of this was paid directly to Mr. Grey and a portion to Silver Surfer.  Management services were paid directly to him (or via WDG), from Skylab Apps. His creative, marketing and development costs were paid to Silver Surfer. Mr. Grey and Silver Surfer earned $135,000 for the nine months ended September 30, 2018 and $135,000 for nine months ended September 30, 2017 of which $153,853 and $150,353 was payable as of September 30, 2018 and December 31, 2017, respectively.

F-12

On January 15, 2018, the Company transferred ownership rights of the intellectual property behind the software platform to WDG Management Group, Inc. d/b/a Skynet (“Skynet”). Skynet is owned by the shareholders of record of Skylab Apps on the date of the transfer. In addition, Mr. Dean Grey has voting control and is the CEO and Board Member of both entities. The Company currently has a verbal agreement with Skynet to continue to have access to use the intellectual property that was transferred in perpetuity. The agreement is that the Company will have the right to use the asset in the United Stated with no royalty or set up fee in exchange for the requirement to maintain and update the software for Skynet on an as needed basis. The Company evaluated Skynet and concluded that it is required to be consolidated as a variable interest entity and as such has been consolidated from the point of the transaction. The Company and Skynet are under common control and as such carry over basis was applied when the software platform was transferred to Skynet. The Company holds no ownership interest in Skynet which is reflected in the non-controlling interest portion of the financial statements.

Note 9—Subsequent Events

Subsequent events have been evaluated for disclosure through December 11, 2018, the date the financial statements were available for issuance.

F-13

19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Skylab Apps, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Skylab Apps, Inc. (‘The Company”) as of December 31, 2017 and the related consolidated statements of operations, stockholders’ deficit, and consolidated cash flows and the related notes (collectively referred to as the “financial statements”) for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations, changes in stockholders’ deficit and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U. S. federal securities laws and the applicable rules and regulations of the Securities and Ex change Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to asses the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

www.llcpas.net

F-14

19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

July 24, 2018

We have served as the Company's auditor since May 2018.

www.llcpas.net

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Skylab Apps, Inc.

We have audited the accompanying balance sheet of Skylab Apps, Inc. (the “Company”) as of December 31, 2016, and the related statement of operations, shareholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audit included consideration of internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skylab Apps, Inc. as of December 31, 2016, the results of its operations, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Dave Banerjee CPA, an Accountancy Corporation

Dave Banerjee CPA, an Accountancy Corporation

Woodland Hills, CA 91367

December 4, 2017

F-16

SKYLAB APPS, INC.
BALANCE SHEETS

	December 31, 2017	December 31, 2016

ASSETS
Current Assets
Cash	$33,064	$134,930
Accounts receivable, net	11,700	55,197
Other current assets	–	19,767
Total current assets	44,764	209,894

Capitalized software, net	357,818	536,726
Property, plant, and equipment, net	29,237	8,869
Other assets	8,200	–

Total Assets	$440,019	$755,489

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$26,659	$52,793
Accounts payable – related parties	100,452	5,000
Accrued interest	72,106	24,729
Notes payable	340,000	–
Notes payable - related parties	112,500	–
Current portion of convertible notes payable, net	79,600	200,000
Current portion of convertible notes payable related party, net	259,019	84,019
Deferred revenue	469,151	410,303
Total current liabilities	1,459,487	776,844

Long-term liabilities:
Convertible notes payable, net	55,000	300,000
Convertible notes payable related party, net	–	175,000
Total long-term liabilities	55,000	475,000
Total liabilities	1,514,487	1,251,844

Commitments and contingencies

Stockholders’ Deficit

Class A Common stock, $0.00001 par value, 10,000,000 shares authorized, 11,379,152 and 2,955,000 issued and outstanding as of December 31, 2017 and 2016, respectively	114	30
Class F Common stock, $0.00001 par value, 20,000,000 shares authorized, 20,000,000 and 20,000,000 issued and outstanding as of December 31, 2017 and 2016, respectively	200	200
Additional paid in capital	1,047,500	8,450
Accumulated deficit	(2,122,282)	(505,035)
Total stockholders' deficit	(1,074,468)	(496,355)

Total Liabilities and Stockholders' Deficit	$440,019	$755,489

The accompanying notes are an integral part of these financial statements

F-17

SKYLAB APPS, INC.

STATEMENT OF OPERATIONS

	Year ended December 31, 2017	Year ended December 31, 2016

Revenues:
Subscription and transaction fees	$531,668	$73,383
Software license fees	30,700	659,817
Total revenues	562,368	733,200

Operating expenses:
Product development	728,752	259,100
General and administrative expenses	532,862	396,874
Stock Compensation	471,483	–
Professional fees	114,449	55,548
Depreciation and amortization expense	187,886	20,240
Total operating expenses	2,035,432	731,762

Operating income (loss)	(1,473,064)	1,438

Other income (expense):
Interest and other expenses	(169,449)	(24,126)
Interest income and other income	25,266	21
Total other income (expenses)	(144,183)	(24,105)

Income (loss) before income taxes	(1,617,247)	(22,667)
Income tax expense	–	–
Net loss	$(1,617,247)	$(22,667)

Net loss per common share, basic and diluted	$(0.06)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	28,676,976	21,303,456

The accompanying notes are an integral part of these financial statements

F-18

Skylab Apps, Inc.

Statement of Stockholders' Deficit

	Common Stock - Series A		Common Stock - Series F		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2015	–	$–	20,000,000	$200	$–	$(482,368)	$(482,168)
Founder shares returned	–	–	(6,992,000)	(70)	–	–	(70)
Stock compensation expense	2,955,000	30	6,992,000	70	8,450	–	8,550
Net loss	–	–	–	–	–	(22,667)	(22,667)
Balance at December 31, 2016	2,955,000	30	20,000,000	200	8,450	(505,035)	(496,355)
Stock compensation expense	6,087,212	61	–	–	471,422	–	471,483
Excersise of common stock warrants	131,306	1	–	–	19,999	–	20,000
Issues of shares for conversion of notes payable	2,205,634	22	–	–	517,985	–	518,007
Capital contribution	–	–	–	–	29,644	–	29,644
Net loss	–	–	–	–	–	(1,617,247)	(1,617,247)
Balance at December 31, 2017	11,379,152	$114	20,000,000	$200	$1,047,500	$(2,122,282)	$(1,074,468)

The accompanying notes are an integral part of these financial statements

F-19

SKYLAB APPS, INC.

STATEMENT OF CASH FLOWS

	Year ended December 31, 2017	Year ended December 31, 2016

Cash Flows from Operating Activities:
Net loss	$(1,617,247)	$(22,667)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	187,885	20,240
Share-based compensation	471,483	8,480
Changes in operating assets and liabilities:
Accounts receivable	43,497	(55,197)
Prepaid expenses and other current assets	19,767	–
Other assets	(8,200)	(19,767)
Accounts payable and accrued expenses	(26,134)	(36,377)
Accounts payable – related parties	95,452	5,000
Accrued interest	65,384	24,126
Deferred revenue	88,492	(131,829)
Net cash used in operating activities	(679,621)	(207,991)

Cash Flows from Investing Activities:
Capitalized software	–	(322,491)
Property and equipment purchases	(29,345)	(25,451)
Net cash used in investing activities	(29,345)	(347,942)

Cash Flows from Financing Activities:
Payments on amounts due to related party	–	(11,570)
Proceeds from note payable	452,500	–
Payments from convertible note payable	(58,000)	–
Proceeds from convertible note payable	192,600	475,000
Proceeds from exercise of warrants	20,000	–
Proceeds from sale of common stock	–	–
Net cash provided by financing activities	607,100	463,430

Net change in cash	(101,866)	(92,503)
Cash at beginning of period	134,930	227,433
Cash at end of period	$33,064	$134,930

Supplemental Cash Flow Disclosure:
Interest paid	$–	$–
Taxes paid	$–	$–

Common stock issued to settle convertible notes payable and interest	$518,007	$–
Capital contribution	$29,644	$–

The accompanying notes are an integral part of these financial statements

F-20

SKYLAB APPS, INC.

NOTES TO FINANCIAL STATEMENTS

Years ended December 31, 2017 and 2016

Note 1—Organization and Nature of Business

Skylab Apps, Inc. (“Skylab”) was incorporated on September 5, 2015 in the State of Delaware for the purpose of developing a SaaS white label platform for influencer and brands to train, track, reward and monetize their communities. Prior to the incorporation of Skylab the controlling shareholder of Skylab, Dean Grey, incorporated C4 LLC (“C4”) on April 20, 2015 in the State of Nevada for the same purpose as described above for Skylabs. The operations and activities of C4 were contributed to Skylab by Mr. Grey at the point Skylab was incorporated. The financial statements include the financial statements of Skylab and C4 from the inception of C4. The entity C4 was legally dissolved March 24, 2017.

Note 2—Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates include, but are not limited to, revenue recognition, allowances for doubtful accounts, recoverability of deferred tax assets and certain other of our accrued liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid instruments with an original maturity of three months or less to be cash equivalents. The carrying value of these instruments approximates their fair value.

Concentration of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist of cash and cash equivalents and accounts receivable. Balances of cash and cash equivalents can be in excess of any insurance, such as FDIC coverage, that may protect our deposits.

Our accounts receivable are reported in our balance sheets net of allowances for uncollectible accounts. We believe that the concentration of credit risk with respect to accounts receivable is limited due to a large portion of the overall fees being collected prior to delivery of the software. On-going credit evaluations are performed, generally with a focus on new customers or customers with whom we have had no prior collections history, and collateral is generally not required. We maintain reserves for potential losses based on customer specific situations and such losses, in the aggregate, have not historically exceeded our expectations. There was one customer that, individually, accounted for more than 95% of our accounts receivable balance at December 31, 2016. No such concentration existed as of December 31, 2017. For the year ended December 31, 2017, we had 1 customer that accounted for approximately 12% of our revenue. For the year ended December 31, 2016, we had one customer that accounted for approximately 85% of our revenue.

Financial Instruments

The fair value of our financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and our convertible notes are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.

F-21

Accounts Receivable

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments for services. Accounts with known financial issues are first reviewed and specific estimates are recorded. Account balances are charged against the allowance when it is probable that the receivable will not be recovered. As of December 31, 2017, and 2016, the Company had no valuation allowance for the Company’s accounts receivable.

Property and Equipment

Property and equipment are stated at cost, net of accumulated amortization and depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

Furniture and fixtures	3-7 years
Computers and equipment	3-5 years
Leasehold improvements	Lower of estimated life or remaining lease term

Periodically, based on specific transactions, we may assign a life outside of the general range of useful lives noted here if a particular asset’s estimated period of use falls outside of the normal range.

Other Intangible Assets

The Company reviews the carrying value of long-lived assets, including property and equipment, for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the asset is used, and the effect of obsolescence, demand, competition, and economic factors. Based on this assessment, the Company has not identified such impairment losses as of December 31, 2017 and 2016.

Advertising Costs

We expense advertising costs as incurred. Advertising costs were $5,594, and $3,248 for the year ended December 31, 2017 and 2016, respectively.

Commissions Expense

We record commissions as a component of sales and marketing expense when earned by the respective salesperson. Excluding certain arrangements within our subscription sales, for which commissions are earned as revenue is recorded. Commissions associated with professional services are typically earned in the month that services are rendered. Commissions associated with post-contract customer support arrangements and subscription-based arrangements are typically earned when the customer is billed for the underlying contractual period, or in the period the order is received. Commissions are normally paid within thirty days of the month in which they are earned.

Research and Development Expenditures

Research and development costs incurred prior to the establishment of technological feasibility (for software to be sold, leased or otherwise marketed), or prior to application development (for internal-use software) are expensed as incurred.

F-22

Debt Issuance Costs

Debt issuance costs are included as a direct reduction to the carrying value of the debt on our balance sheets and are being amortized to interest expense ratably over the term of the associated debt.

Costs in connection with a revolving credit facility are included as part of our other current assets on our balance sheets and are being amortized to interest expense ratably over the term of the associated facility.

Income Taxes and Income Tax Uncertainties

We recognize deferred tax assets and deferred tax liabilities based on differences in the financial reporting and tax basis of the underlying assets or liabilities, measured at tax rates that are expected to be in effect when the differences reverse. A valuation allowance to reduce the carrying value of deferred tax assets is recorded if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

In respect of income tax uncertainties, we perform a two-step analysis for all tax positions. The first step involves an evaluation of the underlying tax position based solely on technical merits (such as tax law) and the second step involves measuring the tax position based on the probability of it being sustained in the event of a tax examination. We recognize tax benefits at the largest amount that we deem more likely than not will be realized upon ultimate settlement of any tax uncertainty. Tax positions that fail to qualify for recognition are recognized in the period in which the more-likely-than-not standard has been reached, when the tax positions are resolved with the respective taxing authority or when the statute of limitations for tax examination has expired.

We record any interest or penalties accruing in respect of uncertain tax positions as a component of income tax expense.

Share-Based Compensation

Accounting Standards Codification (“ASC”) 718, “Compensation-Stock Compensation" established financial accounting and reporting standards for stock-based compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. Accordingly, employee share-based payment compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period.

The Company accounts for compensation cost for stock option plans and for share-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payment to Non-Employees”. Additionally, share-based awards to non-employees are expensed over the period in which the related services are rendered at their fair value. The Company accounts for share-based payments to non-employees in accordance with ASC 505-50 “Equity-Based Payment to Non-Employee”.

Capitalized Software Costs

Capitalization of software development costs for software that is to be sold, leased or otherwise marketed begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by us with respect to certain factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized costs commence amortization on the date of general release using the greater of the straight-line method over the estimated useful life, or the ratio of revenue in the period to total expected revenues over the product’s expected useful life. From our inception through December 31, 2017 we have not capitalized any cost related to software under the criteria discussed in this paragraph.

F-23

We capitalize certain development costs associated with internal use software incurred during the application development stage. We expense costs associated with preliminary project phase activities, training, maintenance and any post-implementation period costs as incurred. Capitalization of qualifying application development cost begins when management authorized and commits to funding the project and it is probable that the project will be completed for the function intended. Capitalized internal use software costs are normally amortized over estimated useful lives ranging from 2 to 5 years once the related project has been completed and deployed for customer use. At time the software is considered to have be an indefinite lived asset in which case it is evaluated for impairment at least annually. As of December 31, 2017 and 2016, we have capitalized $357,818 and $536,726 (net of accumulated amortization of $178,909 and $0, respectively) related to software under the criteria discussed in this paragraph.

Revenue Recognition

Non-Software Arrangements

For arrangements governed by general revenue recognition literature, such as with our SaaS offerings, we recognize revenue when four basic criteria are met. These criteria are: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the arrangement fee is fixed or determinable and collectability is reasonably assured. For our SaaS offerings, revenue is generally recognized on a subscription or transaction basis over the period of performance.

For arrangements consisting of multiple elements, revenue is allocated to each element based on a selling price hierarchy. The selling price of each element is based on VSOE if available, third-party evidence (TPE) if VSOE is not available or estimated selling price (ESP) if neither VSOE nor TPE are available. The residual method of allocation in a non-software arrangement is not permitted and, instead, arrangement consideration is allocated at the inception of the arrangement to all deliverables using the relative selling price method. The relative selling price method allocates any discount in the arrangement proportionately to each deliverable based on the proportion of each deliverable’s selling price to the total arrangement fee. We are typically unable to establish TPE, which is based on the selling price charged by unrelated third-party vendors for similar deliverables when they are sold separately, as we are generally unable to obtain sufficient information on actual vendor selling prices to substantiate TPE. The objective of ESP is to estimate the price at which we would transact if the deliverable were sold separately rather than as part of a multiple element arrangement. Our determination of ESP considers several factors including actual selling prices for similar transactions, gross margin expectations and our ongoing pricing strategy. We formally analyze our ESP determinations on at least an annual basis.

Whether a deliverable represents a separate unit of accounting, thus resulting in discrete revenue recognition as the revenue recognition criteria for that deliverable are met, is dependent on whether the deliverable has value to the customer on a standalone basis. A deliverable has standalone value if it is sold separately by us or any other vendor or if the deliverable could be resold by the customer. Additionally, in an arrangement that includes a general right of return related to delivered items, delivery or performance of any undelivered items must be considered probable and substantially within our control.

We periodically charge up-front fees related to installation and integration services in connection with certain of our SaaS offerings. These fees typically do not have stand-alone value and are deferred and recognized as revenue ratably over the estimated customer relationship period (generally three years). The revenue recognition period associated with these fees normally commences upon delivery of the platform to the customer including the administrative controls. Contract origination costs and incremental direct costs are expensed as incurred.

As of December 31, 2017 and 2016, the Company has recorded $469,151 and $410,303 and as deferred revenue associated with the deferral of up-front fees related to our SaaS offerings.

F-24

Software Arrangements

We recognize revenue on our software license arrangements when four basic criteria are met: persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed and determinable and collectability is probable. We consider a fully executed agreement or a customer purchase order to be persuasive evidence of an arrangement. Delivery is deemed to have occurred upon transfer of the product to the customer or the completion of services rendered. We consider the arrangement fee to be fixed and determinable if it is not subject to adjustment and if the customer has not been granted extended payment terms. Extended payment terms are deemed to be present when any portion of the software license fee is due in excess of 90 days after the date of product delivery. In arrangements that contain extended payment terms, software revenue is recorded as customer payments become contractually due, assuming all other revenue recognition criteria have been met. We consider the arrangement fee to be probable of collection if our internal credit analysis indicates that the customer will be able to pay contractual amounts as they become due.

Our software arrangements can contain multiple revenue elements, such as software licenses, professional services and post-contract customer support. For multiple element software arrangements which qualify for separate element treatment, revenue is recognized for each element when each of the four basic criteria is met which, excluding post-contract customer support, is typically upon delivery. Revenue for post-contract customer support agreements is recognized ratably over the term of the agreement, which is generally one year. Revenue is allocated to each element, based on vendor specific objective evidence (VSOE). VSOE is limited to the price charged when the element is sold separately or, for an element not yet being sold separately, the price established by management having the relevant authority.

Certain of our software arrangements require significant customization and modification and involve extended implementation periods. These arrangements do not qualify for separate element revenue recognition treatment as described above, and instead must be accounted for under contract accounting. Under contract accounting, companies must select from two generally accepted methods of accounting: the completed contract method and the percentage of completion method. The completed contract method recognizes revenue and costs upon contract completion, and all project costs and revenues are reported as deferred items in the balance sheet until that time. The percentage of completion method recognizes revenue and costs on a contract over time, as the work progresses. We use the completed contract method.

As of December 31, 2017 and 2016, the Company has recorded $0 and $0 as deferred revenue associated with the deferral of software revenue for projects not yet completed at period end.

Deferred revenue

	2017	2016
Deferred revenue – beginning of the year	$410,303	$542,132
Additions to deferred revenue	650,860	601,371
Related party forgiveness of deferred balance	(29,644)	–
Deferred revenue recognized	(562,368)	(733,200)
Deferred revenue – end of year	$469,151	$410,303

Earnings per Share

We report both basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding and excludes the dilutive effect of warrants, stock options or any other type of convertible securities. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and the dilutive effect of stock options, warrants and other types of convertible securities are included in the calculation. Dilutive securities are excluded from the diluted earnings per share calculation because their effect is anti-dilutive as of December 31, 2017.

F-25

Foreign Currency Translation

Gains or losses resulting from foreign currency translation are included as a component of accumulated other comprehensive income or loss. Foreign currency transaction gains and losses are included in results of operations as.

Comprehensive Income or Loss

Comprehensive income or loss includes all changes in equity during a period from non-owner sources, such as net income or loss, foreign currency translation adjustments, certain pension adjustments and unrealized gains and losses on available for sale securities.

Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have a source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully execute the business plan and attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon convertible notes payable and cash flows from operations to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

Note 3—Recent Accounting Pronouncements

Recently Adopted Pronouncements and Accounting Pronouncements to be Adopted

Going Concern: In August 2014, the FASB issued an accounting standard update which requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures. This standard is applicable for our annual and interim reporting in fiscal year 2017.

Cloud Computing Arrangements: In December 2016, the FASB issued a technical update to this standard, clarifying that any software license within the scope of this accounting standard shall be accounted for as the acquisition of an intangible asset by the licensee. The technical update to this standard is effective for us on January 1, 2017. Upon adoption, software licenses will be classified as an intangible asset rather than as a component of property and equipment in our balance sheet. We do not anticipate any impact to our statement of comprehensive loss or cash flows.

Deferred Taxes - Classification: In November 2015, the FASB issued an accounting standard update which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent in the balance sheet. As a result, each separate tax jurisdiction will have one net tax position, either a noncurrent deferred tax asset or a noncurrent deferred tax liability. The standard is effective for us on January 1, 2017. The adoption of this standard is not anticipated to have an impact on our financial statements.

F-26

Revenue Recognition: In May 2014, the FASB issued an accounting standard update which provides for new revenue recognition guidance, superseding nearly all existing revenue recognition guidance. The core principle of the new guidance is to recognize revenue when promised goods or services are transferred to customers, in an amount that reflects the consideration to which the vendor expects to receive for those goods or services. The new standard is expected to require significantly more judgment and estimation within the revenue recognition process than required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to separate performance obligations. The new standard is also expected to significantly increase the financial statement disclosure related to revenue recognition. This standard is currently effective for us on January 1, 2018 (the first quarter of our fiscal year ending December 31, 2018) and will be implemented using the modified retrospective approach with the cumulative effect of initially applying the standard recognized at the date of initial application inclusive of certain additional disclosures.

We are continuing to evaluate the expected impact of this standard on our financial statements and currently plan to adopt the standard using the modified retrospective method. While our assessment of the impact of this standard is not complete, we currently believe that the most significant impact will be in certain areas:

•	Under the new standard, VSOE will no longer be required to determine the fair value of elements in arrangement. As a result, the absence of VSOE in certain software arrangements will no longer result in strict revenue deferral. Absent a change in how we license our products, we believe that this will result in greater up-front recognition of software revenue for certain of our license arrangements.

•	Under the new standard, certain expenses we incur will require deferral and recognition over the period in which revenue is recognized, subject to certain exceptions. We believe that this will result in the deferral of certain fulfillment costs associated with our SaaS offerings which would then be recognized as expense over a multi-year period; such costs are expensed directly as incurred today.

•	Under the new standard, costs to obtain a contract, including sales commissions, will be capitalized and amortized on a basis that is consistent with the transfer of goods and services to its customer. We anticipate that this will result in the deferral of certain commission related costs that, today, are expensed as incurred.

•	Significantly enhanced financial statement disclosures related to revenue, including information related to the allocation of transaction price across undelivered performance obligations.

However, we are unable to quantify the impact of these outcomes at this time, nor can we ensure that our continuing analysis and interpretation of the standard will result in these financial reporting outcomes.

Leases: In February 2016, the FASB issued an accounting standard update which requires balance sheet recognition of a lease liability and a corresponding right-of-use asset for all leases with terms longer than twelve months. The pattern of recognition of lease related revenue and expenses will be dependent on its classification. The updated standard requires additional disclosures to enable users of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This standard is effective for us on January 1, 2019 with early adoption permitted; adoption is on a modified retrospective basis. We are still evaluating the anticipated impact of this standard on our financial statements.

Share-Based Compensation: In March 2016, the FASB issued an accounting standard update intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact of excess tax benefits and tax deficiencies, accounting for forfeitures, statutory tax withholding requirements and the presentation of excess tax benefits in the statement of cash flows. This standard is effective for us on January 1, 2017.

In June 2018, the FASB issued an accounting standard update to align the accounting for non-employee stock based compensation to be similar to employee stock based compensation. The standard is effective for us on January 1, 2019 but can be early adopted at or after ASC 606 is implemented.

F-27

Statement of Cash Flows: In August and November of 2016, the FASB issued updates to the accounting standard which addresses the classification and presentation of certain cash receipts, cash payments and restricted cash in the statement of cash flows. The standard is effective for us on January 1, 2018 and requires a retrospective approach. We are currently evaluating the anticipated impact of this standard on our financial statements.

Business Combinations: In January 2017, the FASB issued an accounting standard update to clarify the definition of a business and to provide guidance on determining whether an integrated set of assets and activities constitutes a business. The standard is effective for us January 1, 2018, on a prospective basis. We do not currently believe that the adoption of this standard will have a material impact on our financial statements.

Note 4—Fair Value

Fair Value of Assets and Liabilities

We measure fair value at the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the assumptions that market participants would use in pricing an asset or liability (the inputs) are based on a tiered fair value hierarchy consisting of three levels, as follows:

Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets.

Level 2: Other inputs that are observable directly or indirectly, such as quoted prices for similar instruments in active markets or for similar markets that are not active.

Level 3: Unobservable inputs for which there is little or no market data and which require us to develop our own assumptions about how market participants would price the asset or liability.

Valuation techniques for assets and liabilities include methodologies such as the market approach, the income approach or the cost approach, and may use unobservable inputs such as projections, estimates and management’s interpretation of current market data. These unobservable inputs are only utilized to the extent that observable inputs are not available or cost-effective to obtain.

At December 31, 2017 and 2016, we had no assets or liabilities that were required to be measured at fair value on a recurring basis.

Fair Value of Financial Instruments

We have certain financial instruments which consist of cash and cash equivalents, accounts receivable, accounts payable and notes payable. For each of these instruments fair value approximates their carrying values, due to the short-term nature of these instruments.

Note 5—Capitalized Software and Property and Equipment

Capitalized software consisted of the following:

	December 31,
	2017	2016
Capitalized software	$536,726	$536,726
Less: Accumulated depreciation and amortization	(178,908)	`-
Total capitalized software, net	$357,818	$536,726

Amortization expense for the years ended December 31, 2017 and 2016 were $178,908 and $0, respectively related to capitalized software.

F-28

Property and equipment consisted of the following:

	December 31,
	2017	2016
Furniture and fixtures	$30,646	$7,970
Computers and equipment	33,131	26,462

Total property and equipment, gross	63,777	34,432
Less: Accumulated depreciation and amortization	(34,540)	(25,563)

Total property and equipment, net	$29,237	$8,869

Depreciation expense for the years ended December 31, 2017 and 2016 were $8,977 and $20,240, respectively related to property and equipment.

Note 6—Commitments and Contingencies

Leases

Rent expense for the years ended December 31, 2017, and 2016 was $30,323 and $28,198, respectively related to use of the Company’s Chief Executive Officer’s home office. The arrangement was on a month to month basis.

In February 2017 the Company entered into an office lease in Carlsbad, California for a 38-month term commencing on March 1, 2017. The lease requires a security deposit of $8,200 with escalating monthly rent payments ranging from $4,100 up to $9,091 per month. The future minimum lease commitment under this lease for the fiscal year ending December 31, 2018, 2019 and 2020 is $101,270, $104,815 and $35,751, respectively. Rent expense under this arrangement was $81,921 and $0 for the years ended December 31, 2017 and 2016. In July 2018, the Company and landlord agreed to terminate this agreement.

Legal Matters

On May 25, 2017 a former software development contractor of Skylab filed suit in California related to a service contract entered into in 2016. The lawsuit claims a breach of contract by Skylab and claims damages of approximately $220,000. The Company is currently negotiating a settlement and does not believe the settlement with be material to the Company.

Note 7— Notes Payable

Convertible notes payable

Convertible notes payable consists of the following:

	As of,
	December 31, 2017	December 31, 2016
Note payable dated December 1, 2015, bearing interest at 5% per annum, due November 30, 2017, convertible based on a fixed company valuation of $5,000,000	$–	$50,000
Note payable dated December 1, 2015, bearing interest at 5% per annum, due November 30, 2017, convertible based on a fixed company valuation of $5,000,000	–	50,000
Note payable dated December 11, 2015, bearing interest at 5% per annum, due December 10, 2017, convertible based on a fixed company valuation of $5,000,000	–	100,000
Note payable dated February 26, 2016, bearing interest at 5% per annum, due February 25, 2018, convertible based on a fixed company valuation of $5,000,000	–	50,000
Note payable dated April 4, 2016, bearing interest at 5% per annum, due March 3, 2018, convertible based on a fixed company valuation of $5,000,000	–	50,000
Note payable dated August 30, 2016, bearing interest at 5% per annum, due August 2, 2018, convertible based on a fixed company valuation of $20,000,000	–	100,000
Note payable dated October 8, 2016, bearing interest at 5% per annum, due October 7, 2018, convertible based on a fixed company valuation of $20,000,000	–	100,000
Note payable dated May 22, 2017, bearing interest at 5% per annum, due May 21, 2019, convertible at 90% of the lowest VWAP in past 5 trading days (floor - 0.01)	25,000	–
Note payable dated May 22, 2017, bearing interest at 5% per annum, due May 21, 2019, convertible at 90% of the lowest VWAP in past 5 trading days (floor - 0.01)	30,000	–
Note payable dated November 21, 2017, bearing interest at 8% per annum, due November 21, 2018, convertible at 60% of the lowest VWAP for ten prior trading days	79,600	–
Total convertible notes payable	134,600	500,000
Less original issue discount	–	–
Amortization of discount	–	–
Notes payable, net of discount	134,600	500,000
Less, current portion	(79,600)	(200,000)
Long term portion of notes payable	$55,000	$300,000

F-29

Convertible notes payable related party

Convertible notes payable related party consists of the following and are notes from Silver Surfer:

	As of,
	December 31, 2016	December 31, 2017
Note payable dated December 31, 2015, bearing interest at 8% per annum, due December 31, 2017, convertible at $0.05 Past due interest rate of 22%.	84,019	84,019
Note payable dated December 31, 2016, bearing interest at 8% per annum, due December 31, 2018, convertible at $0.08	175,000	175,000
Total convertible notes payable	259,019	259,019
Less original issue discount	–	–
Amortization of discount	–	–
Notes payable, net of discount	259,019	259,019
Less, current portion	(259,019)	(84,019)
Long term portion of notes payable	$–	$175,000

The conversion price for the instruments based on the company’s valuation is calculated as the pre-determined company valuation divided by the total shares outstanding on the conversion date.

The Company evaluated the conversion terms and determined that the conversion feature qualifies for a scope exception from ASC 815 because the net settlement is not readily convertible to cash as a result the instrument does not require bifurcation of the conversion feature and presentation as a derivative liability. Further, the company determined that the conversion price was higher than the fair value of the stock at the time of debt issuance resulting in no beneficial conversion feature.

During the year ended December 31, 2017, $500,000 of the above notes payable plus $18,006 of accrued interest was converted into 2,205,634 Common Stock Class A shares in accordance with the terms of the convertible notes payable agreements.

In June 2017 the Company issued $58,000 of convertible notes payable. The notes have two-year terms and accrue interest at 5%. The notes are convertible at the higher of $0.01 or 90% of the lowest VWAP during the five days prior to conversion. The note along with accrued interest was paid back with cash during the year ended December 31, 2017.

Years ending December 31,	Future
Principal Payments
2018	$338,619
2019	55,000
2020	–
2021	–
2022	–
Thereafter	–
$393,619

Notes Payable

Notes payable consists of the following:

	As of,
	December 31, 2017	December 31, 2016
Note payable dated June 1, 2017, bearing interest at 12% per annum, due September 1, 2017	$240,000	$–
Note payable dated August 22, 2017, bearing interest at 12% per annum, due November 22, 2017	100,000	–
Total notes payable	340,000	–
Less, current portion	–	–
Long term portion of notes payable	$340,000	$–

F-30

Notes Payable – Related Party

Notes payable related parties consists of the following and are loans from Silver Surfer:

	As of,
	December 31, 2017	December 31, 2016
Note payable dated March 10, 2017, bearing interest at 15%per annum, due September 9, 2017	$12,500	$–
Note payable dated April 7, 2017, bearing interest at 15% per annum, due October 6, 2017	100,000	–
Total notes payable	112,500	–
Less, current portion	–	–
Long term portion of notes payable	$112,500	$–

Note 8—Equity

The Company has authorized for issuance 20,000,000 shares each of Series A and Series F of common stock. Both have a par value of $0.00001. The Series F has 50 votes for each share hold while Series A has one vote. The Series F is convertible into Series A on a one to one basis.

During the year ending December 31, 2016 the Company issued 2,805,000 shares of Series A Common Stock to various employees and consultants for services and recorded an expense of $8,480. In addition the founder returned 6,992,000 shares of common stock which were then issued to various employees and consultants for services valued at $70.

During the year ending December 31, 2017 the Company issued 6,087,212 shares of Series A Common Stock to various employees and consultants for services and recorded an expense of $471,483. As of December 31, 2017, 1,925,005 shares remain unvested. Expenses are being recognized over the vesting term of each issuance.

During the year ended December 31, 2017, $500,000 convertible notes payable plus $18,006 of accrued interest was converted into 2,205,634 Common Stock Class A shares in accordance with the terms of the convertible notes payable agreements.

During the year ended December 31, 2017, 131,306 warrants were exercised for $40,000. The warrants were issued in the prior year with convertible notes payable. No warrants remain outstanding following this exercise.

During the year ended December 31, 2017, a capital contribution of $26,644 was recorded related to an entity controlled by Mr. Grey. Additional information can be found in the Related Party Footnote.

As of December 31, 2017, there are no stock options or warrants outstanding.

Note 9—Income Taxes

Provision for Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At December 31, 2017 and 2016 the Company has no unrecognized tax benefits.

F-31

The New Tax Act, signed into law on December 22, 2017 made significant changes to the Internal Revenue Code. These changes include of corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017. Additionally, the NOL carryforward period for new NOLs will change from 20 succeeding taxable years to an indefinite period. With the elimination of the alternative minimum tax, NOLs for taxable years beginning after December 31, 2017, can offset 80% of Federal taxable income. Since the Company is using the asset and liability method of accounting for income taxes and because deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which temporary differences are expected to reverse, the Company is revaluing the net deferred assets, fully offset by a valuation allowance, after December 31, 2017.

We file U.S. federal income tax returns and returns in various state, local and foreign jurisdictions. All tax years since our inception are subject to U.S. federal, state and local income tax examinations by tax authorities.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2017 and 2016 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open for examination by the IRS.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)

Net deferred tax assets consisted of the following:

	December 31, 2017	December 31, 2016
Net operating loss carry forward	$670,000	$186,000
Valuation allowance	(670,000)	(186,000)
Net deferred tax asset	$–	$–

A reconciliation of income taxes computed at the statutory rate is as follows:

	December 31, 2017	December 31, 2016
Computed federal income tax expense at statutory rate of 35%	$(235,000)	$(19,000)
Change in valuation allowance	235,000	19,000
Income tax expense	$–	$–

At December 31, 2017, we had U.S. net operating loss carryforwards of $856,000 which expire at various times through fiscal year 2037. Our operating losses and tax credit carryforwards may be subject to limitations under provisions of the Internal Revenue Code.

Valuation Allowance

We record a deferred tax asset if we believe that it is more likely than not that we will realize a future tax benefit. Ultimate realization of any deferred tax asset is dependent on our ability to generate sufficient future taxable income in the appropriate tax jurisdiction before the expiration of carryforward periods, if any. Our assessment of deferred tax asset recoverability considers many different factors including historical and projected operating results, the reversal of existing deferred tax liabilities that provide a source of future taxable income, the impact of current tax planning strategies and the availability of future tax planning strategies. We establish a valuation allowance against any deferred tax asset for which we are unable to conclude that recoverability is more likely than not. This is inherently judgmental, since we are required to assess many different factors and evaluate as much objective evidence as we can in reaching an overall conclusion. The particularly sensitive component of our evaluation is our projection of future operating results since this relies heavily on our estimates of future revenue and expense levels by tax jurisdiction. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. The valuation allowance increased by $235,000 in fiscal year 2017 from fiscal year 2016.

F-32

Note 10 – Related Party Transactions

In 2015, the Chief Executive Officer, Dean Grey paid $11,570 of expenses on behalf of the company. There was no stated interest rate, repayment terms or collateral on the amounts due to the related party. The amounts were repaid in full in 2016.

WDG is a NV Corporation that is owned 100% by Dean Grey, and was formed for the sole purpose of bill pay. Dean Grey is involved or owns several different incubator companies that use the same independent contractors, lease, etc. WDG was used to simplify the accounting and 1099 issuance process, by using one company for all independent contractor payments, rent, utilities. There were no additional fees charged by WDG to Skylab or the incubator companies, it does not have a profit for any years.

Silver Surfer is a Company that Dean Grey works with for multiple contracting projects. Dean’s functions and fees vary from project to project. Skylab apps paid Silver Surfer for Dean Grey’s creative, marketing, and development services. Most of Mr. Grey’s contracts runs through Silver Surfer. Mr. Grey does not own Silver Surfer Management, he is an independent contract for Silver Surfer and manages and performs duties for multiple clients.

Mr. Grey’s compensation was agreed upon to be $15,000 per month. A portion of this was paid directly to Mr. Grey and a portion to Silver Surfer. Management services were paid directly to him (or via WDG), from Skylab Apps. His creative and creative, marketing and development costs were paid to Silver Surfer. Mr. Grey and Silver Surfer earned $180,000 for 2017 and $187,800 for 2016 of which $100,452 was payable as of December 31, 2017.

During 2017, the Company recognized $49,205 of revenue from an entity controlled by Mr. Grey. Related to that transaction a capital contribution of $29,644 was recorded related to the related party forgoing future services that were previously paid for.

Note 11—Subsequent Events

Subsequent events have been evaluated for disclosure through November 19, 2018, the date the financial statements were available for issuance.

Subsequent to June 30, 2018, the Company sold 218,215 shares of common stock for $174,500. In addition, the Company issued 5,139,512 shares of common stock for services. Of those shares issued 4,032,500 were fully vested at issuance and the remaining shares vest over a period of up to five years after issuance. Lastly, 77,211 unvested shares were returned to the Company related to a termination of a service provider.

Subsequent to June 30, 2018, the Company issued 10,491,751 stock options with an exercise price of $0.02 per share. Of the options issued 10,000,000 were issued to Mr. Grey and are fully vested. The remaining options vest over various periods up to four years.

Subsequent to June 30, 2018, Mr. Grey issued 2,000,000 shares of Series A Preferred Stock in exchange for services.

Beginning in August 2018 the Company entered into a month to month office lease agreement with Mr. Grey. The Company will lease on office space in Carlsbad, California for $10,500 per month inclusive of utilities and cleaning services.

Reverse Merger

On July 2, 2017, the Company entered into a Share Exchange Agreement with Writ Media Group, Inc. and its wholly-owned subsidiary Pandora Venture Capital Corp. The share exchange has not yet closed. After this agreement was signed Writ Media Group, Inc. completed a spinoff of Pandora Venture Capital Corp to its own shareholders. As such Pandora Venture Capital Corp is no longer a subsidiary of Writ Media Group, Inc. but is now owned by the shareholders of Writ Media Group Inc. If the transaction between Skylab and Pandora Venture Capital Corp closes the shareholders of Skylab will exchange their shares for 95% ownership in Pandora Venture Capital Corp resulting in a business combination. This transaction as currently contemplated will be accounted for a reverse merger whereby Skylab is the accounting acquirer. The transaction closed on January 15, 2018.

Skynet, Inc.

On January 15, 2018, the Company transferred ownership rights of the intellectual property behind the software platform to WDG Management Group, Inc. d/b/a Skynet (“Skynet”). Skynet is owned by the shareholders of record of Skylab Apps on the date of the transfer. In addition, Mr. Dean Grey has voting control and is the CEO and Board Member of both entities. The Company currently has a verbal agreement with Skynet to continue to have access to use the intellectual property that was transferred in perpetuity. The agreement is that the Company will have the right to use the asset in the United Stated with no royalty or set up fee in exchange for the requirement to maintain and update the software for Skynet on an as needed basis. The Company evaluated Skynet and concluded that it is required to be consolidated as a variable interest entity and as such has been consolidated from the point of the transaction. The Company and Skynet are under common control and as such carry over basis was applied when the software platform was transferred to Skynet. The Company holds no ownership interest in Skynet which is reflected in the non-controlling interest portion of the financial statements.

F-33

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$373
Federal Taxes	–
State Taxes and Fees	–
Listing Fees	–
Printing Fees	–
Transfer Agent Fees	5,000
Accounting fees and expenses	19,750
Legal fees and expenses	25,000
Total	50,123

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Delaware Code and our bylaws.

Under the governing Delaware codes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

II-1

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities (this section may or may not apply)

In January 2018, the Company’s prior sole owner, Writ Media Group Inc., a California corporation, conducted a spin-off of all of the Company’s shares to its shareholders, resulting the issuance of 1,256,269 shares to one hundred eighty (180) shareholders, with no consideration being paid to the Company.

In March 2018, the Company completed a Share Exchange Agreement with the shareholders of Skylab Apps Inc., whereby the Company acquired 100% of the issued and outstanding shares of Skylab Apps Inc. in exchange for 23,750,000 shares of the Company’s common stock. These 23.75 million shares were issued to Skylab Apps’ seventy-one (71) shareholders on at a rate of one (1) share of the Company’s common stock for every 1.3761 shares of Skylab Apps’ common stock.

During the quarter ended September 30, 2018, the Company granted a total of 2,732,500 shares of its common stock to certain of its consultants as additional consideration for services provided. Of these shares, 212,500 were issued subject to vesting over four (4) period during which continued consulting services will be required. The remaining 2,520,000 shares were issued as additional consideration for previous services provided.

During the quarter ended September 30, 2018, the Company issued 680,000 additional shares to a prior investor pursuant to a provision in such investor’s investment agreement that requires the Company to issue the investor additional shares to prevent further dilution. Such provision expires upon the commencement of the offering of the shares pursuant to this prospectus.

During the quarter ended September 30, 2018, the Company sold 218,125 shares of its common stock in exchange for consideration of $174,500.

From October 1, 2018 through November 2, 2018, the Company granted a total of 1,777,012 shares of its common stock to its consultants for past and future services, subject to vesting over different periods of time. During this period, the Company also issued a total of 76,388 shares upon conversion of convertible promissory notes at a conversion price of $0.72 per share.

In September and November 2018, the Company issued a total of 10,882,596 stock options to a number of the Company’s independent contractors and its officers. Mr. Dean Grey, the Company’s CEO, receiving options to purchase 10,000,000 shares and Ms. Lorrie Edelblute received options to purchase a total of 50,000 shares. The remaining 832,596 options were issued to nine (9) individuals that assist the Company in the development of its product and customer service. Exercise of the options is subject to the continuation of services being provided and vesting of the options per each person’s individual stock option agreements.

Each of the foregoing issuances of securities were exempt from registration pursuant to Rule 506 of Regulation D. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

II-2

Item 16. Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Booth Udall Fuller, PLC with consent to use (2)
10.1	Amended and Restated Share Exchange Agreement dated January 15, 2018 by and between the Registrant, Skylab Apps Inc. and the shareholders. (2)
10.2	Memorandum of Understanding between Dean Grey and Skylab USA (2)
10.3	Subscription Agreement Form (2)
23.1 *	Consent of L&L CPAS, PA, Independent Registered Public Accounting Firm
23.2 *	Consent of Dave Banerjee CPA, an Accountancy Corporation, Independent Registered Public Accounting Firm

 ________________

* Filed herewith

(1) Incorporated by reference to the Exhibits filed by the Registrant to its Form S-1 Amendment filed on September 11, 2018.

(2) Incorporated by reference to the Exhibits filed by the Registrant to its Form S-1 Amendment filed on October 25, 2018

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.       To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

b.       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.       Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.       Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

c.       Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.       In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.       If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.       There is no underwriter

c.       The benefits of such indemnification are not waived by such persons

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in California on November 13, 2018.

Skylab USA, Inc.

By:	/s/ Dean Grey
Dean Grey President, Chief Executive Officer and sole member of the Board of Directors Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dean Grey
Dean Grey President, Chief Executive Officer and sole member of the Board of Directors (Principal Executive Officer)

By:	/s/ Lorrie Edelblute
Lorrie Edelblute, Secretary/Treasurer and Principal Accounting Officer

December 13, 2018

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